Exhibit 2

2010 Westpac Full Year Result Investor Discussion Pack November 2010 Westpac Banking Corporation ABN 33 007 457 141 Index 2010 Overview 2 Strategy 12 Features of the Result 26 Cash earnings 27 Operating Income 28 Net interest income 29 Non-interest income 30 Markets and Treasury income 31 Expenses 32 Impairment charges 34 Capital, Funding and Liquidity35 Product analysis for Australian Retail and Business Banking 43 Mortgages 45 Credit cards 55 Business loans (SME and middle markets) 57 Deposits 61 Business Unit Performance 63 Westpac RBB 64 Westpac Institutional Bank 68 St.George Bank 73 BT 77 Financial Group Westpac New Zealand 81 Pacific Banking 88 Asset Quality and Risk Management 89 Economics 99 Investor Relations contacts111 The Westpac Group Investor Discussion Pack – November 2010 1

2010 Full Year Results Overview November 2010 The Westpac Group – at a glance Overview Australia’s second largest bank, and the world’s 18th largest bank, ranked by market capitalisation1 Key financial data for FY10 (30 September 2010)5 Strategy focused on domestic markets of Australia, New Zealand and the near Pacific Broad, multi-brand franchise providing retail, Net profit after tax (reported) 6,346m Cash earnings6 $5,879m Tier 1 ratio (Basel II)7 9.1% business, institutional banking and wealth management services to approximately 12 million customers Australian market share of household deposits Return on equity (cash basis) 16.1% Total assets $618bn 24%2; lending 21%3; and superannuation wrap platforms 20%4 Strong capital, funding, liquidity and provisioning Market capitalisation1 $69bn Cash earnings6($m) Solid earnings profile Leader in sustainability 4,000 5,000 6,000 0 1,000 2,000 3,000 1 As at 30 September 2010. Source: IRESS, CapitalIQ and www.xe.com. 2 APRA Banking Statistics (Sep10). 3 RBA Banking Statistics (Sep10). 4 Plan for Life and Morning Star, June 2010. 5 All measured in Australian dollars. 6 Reported results adjusted for material items to ensure they appropriately reflect profits normally available to ordinary shareholders (cash earnings adjustments). Refer to The Westpac Group’s Full Year 2010 Results for details on the basis of preparation. 7 APRA calculation of Tier 1. 8 Rebased 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 8 3 to include St.George. The Westpac Group Investor Discussion Pack – November 2010

Australian economy performed well through GFC and has positive medium-term growth prospects Overview Australia has a strong position compared to other advanced countries Forecasts to Terms of trade up, as commodity prices rise (index) Similar to other advanced economies, the services sector is strong and continues to grow in importance: - Communications was the fastest growing sector over the last 20 years Education and tourism are major exports with a focus 100 120 140 100 120 140 end 2011 on Asia However, Australia is also a major commodity producer and resources are the dominant export, supported by growing commodity demand from Asia, especially China 40 60 80 40 60 80 This has driven a sharp lift in Australia’s terms of trade, boosting national income: - Iron ore contract prices up 100% in 2010, coal prices up 40%–55% Sources: ABS, Westpac Economics Dec-69 Dec-79 Dec-89 Dec-99 Dec-09 Mining investment: upward trend to resume (% GDP) Mining investment has responded, doubling over the last four years to be 4.25% of GDP in 2008/09, albeit edging down to 3.7% in 2009/10 The outlook is positive particularly for energy: 4 5 6 4 5 6 - Investment in the LNG sector could rise from 0.5% of GDP to 2.5% within 5 years. Notable is the commencement of the $42bn Gorgon project The economy’s fundamentals are also sound with low 1 2 3 1 2 3 unemployment, controlled inflation, positive population growth and a government sector with relatively low debt Sources: ABS, Westpac Economics 0 1959 1969 1979 1989 1999 2009 2019 0 The Westpac Group Investor Discussion Pack – November 2010 4 The Westpac Group pursues a customer focused, multi-brand strategy that provides customer choice Overview The Westpac Group maintains unique brands to support more customers and their choices Business Brand Sector Geography Position/Share Westpac RBB Consumer & SME banking Australia 18% share of mortgages1 15% share of household deposits1 RAMS Specialist mortgage provider Australia, with focus on capital cities Non-bank lender of the year2 69 outlets, niche player with modest market share St.George Bank Consumer, SME and corporate banking Australia, with heartland in New South Wales 9% share of mortgages1 9% share of household deposits1 BankSA Consumer and SME banking South Australia & Northern Territory Largest bank in South Australia: 16% share of mortgages3 and 24% share of retail deposits3 Westpac New Zealand Consumer and SME banking New Zealand 20% share of mortgages4 20% share of household deposits4 BT Financial Group Wealth management, superannuation, private banking & insurance Australia 20% share in wealth platforms (includes Wrap)5 7% share in life insurance6 Westpac Full suite of institutional Australia & New Lead Institutional bank in Australia7, with $62bn in Institutional Bank and corporate bank offerings Zealand, plus major international centres lending and $48bn in deposits Leading provider of FX & Debt market products 1 APRA Banking Statistics (Sep 10). 2 Money Magazine June 2010. 3 Cannex data, July 2010. 4 RBNZ statistics (Sep 10). 5 Platform (including Wrap) market share, Plan for Life June 2010. 6 Life Insurance market share of inflows, Plan for Life 2010. 7 Peter Lee Associates Large Corporates and Institutional Relationship Banking survey - Australia 5 2010. The Westpac Group Investor Discussion Pack – November 2010

Overview

FY10 snapshot

	FY10	change[1] 1H10 - 2H10	change FY09 - FY10
Earnings			
Cash earnings ($m)	5,879	(1%)	26%
EPS[2], cash basis (cents)	197.8	(1%)	21%
Cash return on equity (%)	16.1	(60bps)	210bps
Dividends per share (cents)	139	14%	20%
Dividend payout ratio (%)	71%	large	(200bps)
Expense to income ratio[3] (%)	41.2	230bps	110bps
Net interest margin (%)	2.22	(9bps)	(11bps)
Funding and Liquidity			
Stable Funding Ratio[4] (%)	80	100bps	200bps
Customer deposits to net loans ratio (%)	59	200bps	100bps
Weighted average maturity of new long term debt (yrs)	4.8	(0.2yr)	0.6yr
Total liquid assets ($bn)	82	3%	11%

	FY10	change 1H10 - 2H10	change FY09 - FY10
Balance sheet			
Total assets ($bn)	618	3%	5%
Tier 1 ratio[5] (%)	9.1	45bps	98bps
Common equity ratio[5] (%)	7.5	39bps	93bps
Risk weighted assets[5] ($bn)	279	(3.7%)	(3.2%)
Loans ($bn)	478	1%	3%
Customer deposits ($bn)	280	3%	5%
NTA[6] per share ($)	8.96	6%	14%
Asset quality			
Impairment charges to average loans (bps)	30	(13)	(43)
Collective provisions to credit RWA (bps)	146	(4)	4
Impairment provisions to impaired assets (%)	40.7	(240bps)	140bps
Total provisions to total RWA (bps)	181	(1)	17

1 For profitability metrics the change represents results for 2H10 versus 1H10, the actual results for 2H10 are not presented here. 2 EPS is Earnings per share. 3 Cash basis. 4 Stable funding ratio calculated on the basis of customer deposits + wholesale funding with residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding. 5 Based on APRA methodology. 6 NTA is Net Tangible Assets.

THE Westpac GROUP
The Westpac Group Investor Discussion Pack – November 2010 6

Overview

Robust performance supported by stabilised asset quality

- Cash earnings up 26% to $5,879m, driven by a large fall in impairments. Core earnings 1% lower
- Net interest income up 1%, with solid above system volume growth largely offset by lower margins from higher retail and wholesale funding costs
- Non-interest income largely flat, significantly lower customer fees and lower Markets and Treasury income, offset by higher wealth earnings
- Expense growth of 3%, easing from prior years:
  - Merger synergies and no change to executive salaries reduced underlying expense growth
  - Expense growth absorbed further investment in the front line, with an additional 26 branches and 85 ATMs, and $177m in additional investment in Technology Strategic Investment Priorities
- Impairment charges decreased $1,836m on the back of stabilising asset quality:
  - Individually assessed provision[1] (IAP) charges down $866m, primarily due to the Institutional business exhibiting a significant reduction in new stress
  - Collectively assessed provision (CAP) charges down $970m, with economic overlay[2] reduced by $49m
- Reported net profit after tax up 84% to $6,346m[3]:
  - In addition to above comments, St.George Bank contributed an additional 6 weeks in FY10 versus FY09 due to timing of the merger
  - Tax consolidation adjustment related to the merger with St.George Bank added a further $685m to Reported profit

Cash earnings FY09 – FY10 ($m)


4,675
66
21
(232)
1,836
(487)
5,879
Up 26%
FY09
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
FY10

1 Net of write backs and recoveries. 2 Economic overlay reduced by $49m to $453m. 3 Refer slide 112 for details of cash earnings adjustments.

THE Westpac GROUP
The Westpac Group Investor Discussion Pack – November 2010 7

Overview

Business units on a stronger footing

Business unit contributions to cash earnings movement half on half[1] ($m)


2,350
(45)
604
2
23
74
1
(60)
2,949
10
(100)
97
(7)
58
13
(90)
2,930
2H09
WRBB
WIB
SGB
BTFG
NZ
PB
GBU
1H10
WRBB
WIB
SGB
BTFG
NZ
PB
GBU
2H10

FY10 cash earnings ($m)	WRBB	WIB	SGB	BTFG	NZ	PB	GBU	Group
Operating income	6,146	3,295	3,240	1,732	1,234	203	1,060	**16,910**
Expenses	(3,045)	(1,038)	(1,242)	(866)	(592)	(78)	(111)	**(6,972)**
Core earnings	3,101	2,257	1,998	866	642	125	949	**9,938**
Impairment charges	(589)	(123)	(511)	(12)	(276)	(1)	56	**(1,456)**
Tax and non-controlling interests	(756)	(620)	(446)	(259)	(108)	(43)	(371)	**(2,603)**
Cash earnings	**1,756**	**1,514**	**1,041**	**595**	**258**	**81**	**634**	**5,879**
Contribution to cash earnings	30%	26%	18%	10%	4%	1%	11%	100%

1 Refer to business unit definitions, slide 113.

The Westpac Group Investor Discussion Pack – November 2010 8

Overview

Key features of FY10

Strong returns for shareholders	▪ Cash earnings up 26%; Cash EPS up 21%; ROE up 210bps; Economic Profit up 58%; dividends up 20%
Achieved St.George merger targets	▪ Merger largely complete, with merger activities now managed under business as usual. Benefits ahead of model, with $326m expense synergies achieved versus model $255m. Key projects delivered include one ADI, single general ledger, single HR system, Basel II advanced accreditation and roll out of new products
Solid volume growth	▪ Growing above system[1] in mortgages with focus on proprietary channel, and above system[1] growth in deposits ▪ BTFG consistently growing above system[2] in key products – funds under administration and insurance
Productivity	▪ Dedicated project with a range of initiatives introduced to further enhance efficiency ▪ Sector leading expense to income ratio, at 41.2% on cash basis
Increased investment	▪ Increasing investment in technology (SIPs) to transform platform for multi-brand organisation and support our customer oriented strategy. Five year $2 billion project, of which $507 million spent in FY10 ▪ Further investment in front line, 26 additional branches and 85 additional ATMs
Improved earnings sustainability	▪ Lower Treasury and WIB markets revenue from exceptional FY09 levels, impacted revenue by $479m ▪ Reduced certain customer fees (account overdrawn, missed payments), impacted revenue by $298m ▪ Further rundown in structured finance, improved equities business and less reliance on third parties
Higher funding costs	▪ Average funding costs continue to rise due to increased competition for retail deposits (particularly in 1H10) and wholesale funding costs remaining elevated at above pre-GFC levels
Asset quality stabilised	▪ Stressed assets changed little over the year and the incidence of new financial stress has eased, but stress levels remain high and the Group is still in the phase of the credit cycle where more facilities are being downgraded than upgraded
Strong balance sheet	▪ Tier 1 capital ratio increased to 9.1%, stable funding ratio[3] improved to 80%, liquidity at record levels of $82bn and maintained sector-leading provisioning cover

1 APRA monthly banking statistics, 12 months to September 2010. 2 Plan for Life and Morningstar, share of new business June 2010. 3 Stable funding ratio calculated on the basis of customer deposits + wholesale funding with residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding.

The Westpac Group Investor Discussion Pack – November 2010 9

Overview

Strong balance sheet

- Healthy Tier 1 ratio at 9.1% and a strong common equity ratio of 7.5%:
  - Improved return on equity at 16.1%
  - Decline in RWA of 3.2%
  - Well positioned for Basel III changes
- Sector leading provision coverage, with CAP/Credit RWA at 146bps
- Stable funding ratio[1] improved to 80%

Tier 1 Ratio (%)


Common equity
Residual Tier 1
7.8
1.8
6.0
8.1
1.5
6.6
9.1
1.6
7.5
FY08 2
FY09
FY10

Stable funding ratio[1] (%)


64
78
80
FY08 2
FY09
FY10

Collectively assessed provisions/credit RWA[3] (bps)


105
142
146
FY08 2
FY09
FY10

1 Stable funding ratio calculated on the basis of customer deposits + wholesale funding with residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding. 2 Westpac prior to merger with St.George. 3 RWA is risk weighted assets.

The Westpac Group Investor Discussion Pack – November 2010 10

Overview

Dividends above pre-GFC levels and resumed strong upward trajectory

- Final dividend 74 cents, up 23% on 2H09
  - Fully franked
  - Highest half yearly dividend ever paid
- Full year dividend 139 cents, up 20% on FY09
  - Represents a payout ratio of 71%
- DRP to be satisfied by new share issuance, with no DRP discount
- Significant franking balance, $1.6bn

Dividends per share (cents)


42 44 49 51 56 60 63 68 70 72 56 60 65 74
1H04 2H04 1H05 2H05 1H06 2H06 1H07 2H07 1H08 2H08 1H09 2H09 1H10 2H10

Dividend payout ratio, cash basis (%)[1,2]


60 60 62 63 69 70 69 69 72 73 71 76 65 76
1H04 2H04 1H05 2H05 1H06 2H06 1H07 2H07 1H08 2H08 1H09 2H09 1H10 2H10

1 2000 to 2005 reported under AGAAP; 2006 onwards reported under A-IFRS. 2 Cash earnings based from 2002 onwards, 2000/2001 on a reported basis.

The Westpac Group Investor Discussion Pack – November 2010 11

Strategy November 2010 Customer focused, multi-brand strategy Strategy To be one of the world’s great companies, helping our customers communities and people to prosper and grow A family of much loved brands Recognised for enduring customer A place where the best people want to A leader in the A great investment relationships work community Operating as One Team Aligned values Easy to do business with Strong local businesses Focus on core markets Customers at the centre Earning all our Strategic Investment Comprehensive customers’ business Priorities productivity program Build on multi-brand model providing customers real choice Operating as one team focused on meeting customers total financial needs $2 billion, 5 year investment program (FY10 – FY14): – Support multi-brand model Focus on making Westpac easier to do business with: – Reengineering key Westpac Local: Bringing back Bank Managers and increasing the number of relationship bankers Increased strategic focus on deposit gathering and wealth cross sell including BT Super for Life and insurance Enhance front line capability – Leverage scale – Consolidate/renew online processes – Leverage cross business unit synergies and centralise certain common functions St.George: Greater regional focus while increasing distribution presence & reach Increased relationship focus building a better understanding of customer needs and product systems – Improve technology infrastructure – Sharing best practice across brands The Westpac Group Investor Discussion Pack – November 2010 13

Customers at the centre of everything we do

Strategy

Net Promoter Score (NPS)

- In measuring the franchise health of our brands, The Westpac Group measures advocacy – the propensity of a customer to recommend our products or services. In measuring advocacy, Westpac uses NPS
- NPS is a more robust assessment than other measures of franchise health such as customer satisfaction:
  - NPS is more directly correlated with new business
  - Positive customer satisfaction can measure complacency and may not indicate a willingness to recommend
  - Satisfaction can be more easily influenced via advertising
- To calculate NPS, customers are asked how likely they are to recommend Westpac's banking brands to a friend or colleague
- On a scale of 1 to 10, the NPS is calculated by taking promoters (those that score 9 or 10) and subtracting the detractors (those who rate the company 6 or less). Those who score 7 or 8 are ignored as although positive, are not enthusiastic

Results

- St.George leads the major banks in both Consumer (-4.3) and Business NPS (-4.2)
- Westpac RBB NPS in recent months has started to improve although it remains below peers and more work needs to be done. NPS scores of customers that have had dealings with a Westpac representative have demonstrated a solid improvement in 2010

Australian Consumer NPS[1] – 6 month moving average (%)


0
-10
-20
-30
St.George Group
-4.3
-12.6
-17.4
Peer group*
Westpac RBB
Sep-09
Mar-10
Sep-10

Australian Business NPS[2] – 6 month moving average (%)


0
-10
-20
-30
-4.2
St.George Group
Peer group*
-19.9
-21.0
Westpac RBB
Sep-09
Mar-10
Sep-10

1 Source for Consumer NPS: Roy Morgan Research, Sep10 – 6MMA. Australian Consumer NPS = NPS of main financial institution, Aged 14+. Data till Sep10. 2 Source for Business NPS: TNS Business Finance Monitor, Sep10 – 6MMA. Australian Business NPS=Turnover up to $100m (incl. Agri). *Peer Group Average: Simple average of ANZ, CBA & NAB. NPS℠ and Net Promoter Score℠ is a service mark of Bain & Company, Inc., Satmetrix Systems, Inc., and Mr Frederick Reichheld.

The Westpac Group Investor Discussion Pack – November 2010 14

Westpac Local is delivering improved customer metrics

Strategy

Driving advocacy to deliver results

- Westpac Local is Westpac's program for improving the capability and responsiveness of our front line and getting closer to customers and communities (becoming more local):
  - First stage involved installing over 600 Bank managers into the distribution network with increased skills and authority to respond to, and serve, customers
  - Second stage extends this relationship distribution model by up-skilling and appointing more personal bankers and business bankers, thereby substantially increasing the number of relationship personnel in our network. This approach allows better targeting of key segments
- Westpac Local aims to build stronger relationships and customer advocacy across our key affluent, commercial and SME segments (which generate around 70% of returns and 90% of deposit growth)
- Westpac Local is delivering strong results in our target segments:
  - NPS for customers with a Westpac RBB relationship improving :
    - Local Business Banker NPS up 14 percentage points
    - Premium Financial Services NPS up 15 percentage points
  - Uplift in customers with 4+ products[1] of 180bps to 30.3%
    - 77% of First Home Buyers have 4+ products
  - In assessing Westpac local, branches that adopted the model early have experienced customer growth rates around double that of the Group
  - Customer retention high at over 96%
- Other initiatives throughout the year have led to:
  - 20% uplift in staff productivity levels (eg: for teller referrals etc)
  - 55% reduction in complaints

Westpac RBB - Local Business Banker NPS[2]


60
50
40
30
Local Business Banker, Business NPS
Premium Financial Services, Consumer NPS
Sep-09
Dec-09
Mar-10
Jun-10
Sep-10

Westpac RBB - Complaints (number)


55% lower
Sep-09
Dec-09
Mar-10
Jun-10
Sep-10

1 Westpac RBB methodology for calculating customers with 4+ products was revised in March 2010 to include secondary customers, corporate online banking customers, and debit mastercard customers. Prior comparative periods have been adjusted. 2 Westpac proprietary research is conducted independently by Australian Market Research Interactive, Sep10.

The Westpac Group Investor Discussion Pack – November 2010 15

Westpac Local increasing depth of wealth relationship Strategy Westpac RBB increasing wealth sales Westpac RBB is delivering significant improvement in selling BT Super for Life growth in customer numbers through Westpac RBB ('000) wealth and insurance products to customers BT Super for Life customer numbers through the branch network up 39%, helping BT Super for Life total FUM reach over $1bn since it launched in 2007 160 180 200 up 39% Wealth interviews up 40% on September 2009; Wealth revenue1 up 30% in 4Q10 compared to 1Q10 Sales in general insurance improved in 2H10, up 3% over year The introduction of the personal banker will help drive wealth 100 120 140 Wealth interviews through Westpac RBB (number) Wealth revenue1 through Westpac RBB ($’000) results as we develop deeper relationships with customers 2H09 1H10 2H10 3,000 3,500 4,000 up 40% 15,000 20,000 up 30% 1,000 1,500 2,000 2,500 10,000 1 Wealth revenue represents wealth advice fees (full value of the up-front fees paid by a customer when they purchase a wealth product). Does not include ongoing management Sep- 09 Oct- 09 Nov- 09 Dec- 09 Jan- 10 Feb- 10 Mar- 10 Apr- 10 May- 10 Jun- 10 Jul- 10 Aug- 10 Sep- 10 5,000 1Q10 2Q10 3Q10 4Q10 16 The Westpac Group Investor Discussion Pack – November 2010 fees. Customers with 4+ products rising across brands Strategy 4+ products (LHS) ‘000s % Westpac RBB customers with 4+ products1 4 + products per customer A key element of The Westpac Group’s strategy is to deepen customer 29 30 31 1,400 1,500 1,600 % of customers with 4+ products (RHS) relationships and earn all our customers’ business. In measuring the success of this approach, Westpac measures ‘Customers with 4 or more products’ as a proxy for deeper relationships Across The Westpac Group around 3 million customers have 4 or more products 26 27 28 1,200 1,300 1,400 Growth in products per customer has been consistent across brands: – Westpac RBB up 180bps to 30.3% – St.George up 260bps to 24.2% – BankSA up 270bps to 24.0% Sep-09 Mar-10 Sep-10 St.George customers with 4+ products New Zealand customers with 4+ products – New Zealand up 270bps to 47.1% 23 24 25 600 650 700 Customers with 4+ products (LHS) % of customers with 4+ products (RHS) % ‘000s 46 47 48 550 600 Customers with 4+ products (LHS) % of customers with 4+ products (RHS) % ‘000s 21 22 500 550 44 45 450 500 20 450 Sep-09 Mar-10 Sep-10 43 400 Sep-09 Mar-10 Sep-10 1 Westpac RBB methodology for calculating customers with 4+ products has been revised from March 2010 to include secondary customers, corporate online banking The Westpac Group Investor Discussion Pack – November 2010 customers, and debit mastercard. Prior comparative periods have been adjusted.

Differentiated by our strong franchise and domestic focus

Strategy

Focus on core markets	▪ Major Australian bank most focussed on Australia, New Zealand and the near Pacific
Strategically well placed	▪ Portfolio of strong, distinctive brands – all well placed in target segments ▪ No non-core businesses or high risk portfolios ▪ Sustainably rebased earnings with low reliance on trading and reduced customer fees ▪ Leading wealth business well suited to emerging industry change, including transparent fees, open architecture of Wrap platform, and low cost BT Super for Life product. Consistently growing share across products
Transformational St.George merger	▪ Delivered multi-brand capability, with 40% more distribution and 3 million more customers ▪ Merger efficiencies almost fully captured with one year to go on merger plan ▪ Operationally the merger is largely complete although further upside from fully leveraging scale benefits and best practice across brands
Efficiency leader	▪ Expense to income ratio 41.2%, around 400bps below peer average ▪ Comprehensive productivity program in place to maintain efficiency advantage
High quality portfolio	▪ Strongest asset quality in sector and highest provisioning of peers
Sustainability leader	▪ Named 15th most sustainable corporation at 2010 World Economic Forum, highest of all Australian companies and Westpac the only bank in Top 60

The Westpac Group Investor Discussion Pack – November 2010 18

Improved sustainability of earnings

Strategy

$300m reduction in customer fees



Change in customer exception fees ($m)
0
-50
-100
-150
-200
Westpac RBB
St.George
New Zealand

Major productivity initiative underway

Productivity initiative to make the Group easier to do business with and reduce ongoing expenses

Expense savings FY10	Approx $29m
Annualised run rate of savings to date	Approx $46m

Markets & Treasury income almost $500m lower



$m
Treasury
WIB Markets
($479 m)
1,200
1,000
800
600
400
200
0
1H08
2H08
1H09
2H09
1H10
2H10

Restructured/exited underperforming businesses

- Run-down in Structured Finance - Cash earnings of $17m, down from $50m in FY08
- Restructured Equities - Cash earnings of $93m for FY10, up from $95m loss in FY09
- Exited property funds management in WIB
- Commercial property lending down below pre-merger levels

The Westpac Group Investor Discussion Pack – November 2010 19

Merger benefits ahead of plan

Strategy

Expense synergies ($m)	2009	2010	Expenses saved to date	Annual run rate	Comment
Personnel	99	256	355	289	• 1,679 reduction in permanent roles and contractors
Non-personnel	44	70	114	80	• Sourcing savings from a review of key external contracts • Rationalised head office costs, particularly where duplicated • Early technology and operations synergies
Total	143	326	469	369	• 128% of planned expense synergies already achieved

Merger integration costs ($m)	2008	2009	2010	Total to date
IT, systems & operations	-	146	160	306
Restructuring & outsourcing	-	103	17	120
Program governance & strategy	6	68	19	93
Transaction costs & stamp duty	25	29	38	92
Revenue & retention investment	-	15	2	17
Total cash spend	**31**	**361**	**236**	**628**



Merger benefits versus merger model ($m)
Actual FY10 $448m
Model FY10 $310m
326
100
22
255
100
-45
400
100
175
Expense synergies
Funding benefits
Net revenue benefits
FY10 Actual
FY10 Model
FY11 Target

The Westpac Group Investor Discussion Pack – November 2010 20

A sustainable long term approach

Strategy

Objective: to be a global leader in sustainability

Sustainability elements

- **Financial stability**: Maintain an appropriately strong balance sheet (capital, provisioning and funding) and deliver quality and sustainable financial outcomes
- **Deep customer relationships**: Placing customers at the centre; relationships that stand the test of time; supportive; proactive; responsive; and trusting
- **Supporting employees**: Providing the right environment for people to grow and develop, achieve rewarding outcomes and be able to 'make a difference'
- **Strong community connections**: Creating enduring relationships and making a real contribution

Recognition highlights

Dow Jones Sustainability Indexes — A sustainability leader in global banking sector

- Winner 2010 Money Magazine Climate Change Leadership Award
- Only Australian Bank in Global 100 Most Sustainable Corporations at 2010 World Economic Forum
- One of 2010 World's Most Ethical Companies[1]

FY10 sustainability strategy and performance

Climate change: transitioning to a low carbon future

- First bank to trade in NZ Emissions Trading Scheme
- Continued engagement with customers likely to be impacted by the introduction of carbon related policy measures
- Carbon risk incorporated into sector strategy and credit submission templates
- Sustainable energy policy finalised

Tread lightly: environmental footprint

- Scope 1 & 2 emissions – target 23,940 tonnes; decreased by 7,577 in 2010. Reduction activities were offset by business growth
- Paper consumption reduced 24% against target of more than 7% reduction
- Broadened measurement of indirect emissions

Going mainstream: sustainable products

- Launched St.George Bank and BankSA savings product SENSE to improve customers' money management. Winner of a 2010 Canstar Cannex Innovation Excellence Award
- First major bank in Federal Government's Green Loan Program

People and places: social sustainability; speaking out

- Westpac Local roll out completed – greater local focus
- Founding partner of Advance Green Network – events in New York and London
- Involved in National SME Project and Good Business Register for SMEs

Solid foundations: governance and risk management

- Framework approved for ESG[2] analysis across all divisions
- ESG Credit policy finalised for all business lending
- Implemented sustainable supply chain management across all countries and brands

1 The Ethisphere Institute. 2 Environmental, social and governance.

The Westpac Group Investor Discussion Pack – November 2010 21

Technology plans focused on Strategic Investment Priorities (SIPs)

Strategy

- In 2008 Westpac increased its strategic focus on Technology with the establishment of a new Technology division and team
- The initial focus was on improving the reliability of key systems and the development of a technology strategy and implementation plan
- Since then, the reliability of systems has substantially improved (with severity 1 incidents materially lower)
- Additionally, a set of strategic investment priorities (SIPs) has been developed to deliver on the technology strategy and assist the Group deliver its customer focused multi-brand strategy
- Implementation of the 15 SIPs programs commenced in 2010 and proceeds over the next 4 years
- Implementation of the SIPs is being managed to minimise delivery risk through:
  - Each program is of a size that has clear deliverables yet be of manageable size
  - A Group Executive is accountable for each program's costs and benefits
  - Phasing of each project to allow progressive delivery of outcomes
  - A centrally managed design, planning and governance regime reporting to the Group Executive, Technology

Financial implications of the SIPs

- $2 billion, 5 year investment program (FY10 – FY14) consolidating much of Westpac's project investment
- Financial management of the program is conducted centrally with project costs allocated to business units based on expected benefits
- Around half the investment spend will be capitalised. Capitalised balances will rise, peaking at around $1.3bn in 2013
- In FY10 SIPs spend amounted to $507m. Higher expenses (including amortisation) will be initially offset by merger savings and productivity gains. Over time, the programs will deliver their own benefits
- Amortisation of capital expenses increases from 2011 adding over 1 percentage point to expense growth in 2011, and over 2 percentage points to expense growth in 2012, 2013 and 2014

Westpac severity 1 incidents[1] (number per month)



95% lower
40
30
20
10
0
Oct-07
Mar-08
Aug-08
Jan-09
Jun-09
Nov-09
Apr-10
Sep-10

1 Severity 1 incidents are major technology disruptions impacting customers or employees.

The Westpac Group Investor Discussion Pack – November 2010 22

SIPs[1] investing $2bn in 15 programs over 5 years

Strategy

Strategic theme	Programs	Description
Simplified, innovative customer touch points	New online platform	Integrated online banking platform for retail, business and corporate customers
	BankSMART	New sales and service platform for tellers and call centres
Enterprise wide shared services	Enterprise middleware services	New middleware technology to simplify system-to-system linkages
	Customer master file	New technology aggregating customer data across multiple brands
	Customer information mgt	Integrated customer information management and approach
Agile and efficient product systems	Deposit growth	Products and systems to support deposit growth
	Collections systems	Integrated collections case handling system across brands
	Payments transformation	Enterprise-wide payments platform and switch
	Credit card consolidation	Single, integrated card processing platform
	Wealth management	One workbench for advice with market leading equities capabilities
	Secured lending	Single, integrated mortgage origination and servicing platform
	Platform migration	Migrate Westpac deposit products to upgraded Hogan platform
Simplified and robust infrastructure	Data centres	Consolidation and upgrade of data centres
	Perimeter security	New system perimeter security to enhance the protection of technology environment
	Testing	Enhanced testing and release management for new software and hardware

1 SIPs is Strategic Investment Priorities.

The Westpac Group Investor Discussion Pack – November 2010 23

A multi-faceted productivity drive commenced

Strategy

In FY10 The Westpac Group commenced a comprehensive productivity program to ensure the Group could support its investment program while maintaining its efficiency advantage against peers. That program has 3 elements

Element	Programs	Targeted outcomes
Reengineering key processes across brands	▪ Mortgage origination processes ▪ Business Banking, lending and origination processes	▪ 10%+ reduction in mortgage origination costs, 50% reduction in time to approve home loans ▪ Releases over 5,000 hours per week in branch capacity ▪ 20% reduction in customer waiting times
Cross business unit synergies	▪ Simplify organisational structures and optimise support functions ▪ Centralise certain common activities while protecting each brands' uniqueness	▪ New streamlined business unit structures in Westpac RBB, St.George, BTFG and head office functions
Sharing best practice across brands	▪ Credit practices ▪ Branch processes ▪ Operations processing	▪ 25% uplift in Home Finance Manager productivity ▪ 30% uplift in Business lender productivity ▪ Complaints reduced by 45% in Westpac RBB

The Westpac Group Investor Discussion Pack – November 2010 24

THE Westpac GROUP

A large regulatory and reform agenda

Strategy

The Westpac Group is actively engaged with key stakeholders to support sensible and practical regulatory change

	Proposals	Possible outcomes/ implications	The Westpac Group position/response
Capital, Funding & Liquidity	▪ See detail in section 'Capital, Funding and Liquidity" (page 35)		
Credit provisioning	▪ Moving to an expected cash flow provisioning model from an incurred loss provisioning methodology	▪ Current proposal could introduce more complexity to calculations and reporting ▪ 2014 implementation provides significant transition period	▪ Support an expected loss approach although current proposal is overly complex ▪ Current high level of provisioning sees Westpac Group well placed
Wealth management	▪ Various industry reviews seeking to simplify the industry and reduce costs to the consumer and build confidence in the industry (including Cooper review, and Ripoll inquiry)	▪ Industry fees likely to gradually fall closer to 1% ▪ Further move to a fee for service advice model ▪ Introduce a simple, low cost, no commission default fund for those not actively managing their super ▪ Measures to reduce industry costs ▪ Improve transparency & disclosure	▪ Aligned with strategic direction ▪ BT Super for Life fees under 1% and is 'My Super' ready. No commissions and life stage funds as a default ▪ Support fee transparency, the unbundling of advice fees, making financial advice tax deductible, improving efficiency and enhancing portability
Tax	▪ Comprehensive review of Australian tax system (Henry tax review) ▪ Increased tax disclosure	▪ Key changes to be implemented – Increase compulsory super to 12% – Reduce corporate tax rate ▪ Changes giving small tax incentives for savings implemented	▪ Supportive of change to encourage more national savings ▪ Reinforces the Group's focus on superannuation and retirement as target segments

The Westpac Group Investor Discussion Pack – November 2010 25

THE Westpac GROUP

Features of the Result

November 2010

Cash earnings flat over 2H10 after very strong 1H10

Cash earnings

Cash earnings movement half on half ($m)



2,350
(74)
173
(53)
802
(249)
2,949
(135)
(101)
(96)
302
11
2,930
Up 25%
Down 1%
2H09
Net interest
Non-interest
Expenses
Impairm't charges
Tax & NCI
1H10
Net interest
Non-interest
Expenses
Impairm't charges
Tax & NCI
2H10

2H09 – 1H10 key features:

- Institutional bank revenue higher, Wealth higher and retail banking revenue slightly lower with reduced customer fees
- Expense growth of 2%, while increasing investment
- Impairment charges fell significantly, predominantly in Institutional

1H10 – 2H10 key features:

- Wealth and Australian retail and business banking revenue flat, New Zealand higher and Institutional bank revenue lower
- Expense growth of 3%, with increase in SIPs expenditure
- Impairment charges fell significantly, particularly in St.George and New Zealand

The Westpac Group Investor Discussion Pack – November 2010 27

Sound operating income despite reduced fees for customers

Operating Income

- Net interest income up 1%, with above system loan growth offset by lower margins and weaker contribution from Treasury
- Non-interest income flat:
  - Solid wealth income on higher average FUM/FUA
  - Other income rebounded due to no asset write downs and gains made on sale of investments
  - Lower fees and commissions with customers charged less for fees, the move to ATM direct charging and no one-off from credit card loyalty redemptions
  - Lower markets income with increased competition and lower market volatility reducing market spreads and volumes

Business unit contribution to operating income ($m)



16,823
(71)
223
(45)
147
(105)
(50)
(12)
16,910
FY09
WRBB
WIB
SGB
BTFG
NZ
PB
GBU
FY10

Operating income FY09 – FY10 ($m)



16,823
625
(245)
(314)
(282)
169
(217)
351
16,910
Net interest up 1%
Non-interest flat
FY09
AIEA 1
Margins (assets, customer deposits, wholesale funding)
Margins (Treasury & Markets)
Fees & Commissions
Wealth
Markets
Other 2
FY10

1 AIEA is Average Interest Earning Assets. 2. Other non-interest income impacted in FY09 by Specialised Capital Group asset write downs and reverted to normal levels in FY10.

The Westpac Group Investor Discussion Pack – November 2010 28

Sustainable balance sheet growth and some signs of stabilising margins

Net interest income

- Average interest earning assets up 5% (up 1% on 1H10):
  - Australian total lending up 4%:
    - Mortgages up 12%
    - Personal (incl. credit cards) up 1%
    - Business down 8% ($11bn):
      - Mainly due to property, down $7bn and financial institutions, down $3bn
  - Australian customer deposits up 5%
  - New Zealand total lending up 2%:
    - Mortgages up 6%
    - Personal (incl. credit cards) up 3%
    - Business down 2%
  - New Zealand customer deposits up 2%
- Reported margin down 11bps to 2.22%. Margin excluding Treasury and Markets down 5bps to 2.06%:
  - 15bps decline from deposits due to:
    - Increased competition (11bps)
    - Mix effect of growth in lower spread term deposits (4bps)
    - Inclusive in competition and mix impacts is the hedging of low rate deposits for falling interest rates (4bps)
  - 11bps decline from wholesale funding costs, as pre-GFC funding replaced by more expensive funding and from lengthening the duration of the portfolio
  - 6bps decline from lower Treasury/Markets income
  - 21bps increase from repricing of facilities for higher funding costs and risk
- Margins for last two quarters relatively flat

Net interest margin (NIM) (%)



NIM
NIM excl Treasury and Markets
2.6
2.4
2.2
2.0
1.8
1H07 1
2H07 1
1H08
2H08
1H09
2H09
1Q10
2Q10
3Q10
4Q10

Net interest margin movement (%)



Total margin down 11bps
2.33
0.22
2.11
(15bps)
(11bps)
21bps
0 bps
(6bps)
2.22
2.06
Margins excluding Treasury and Markets down 5bps
FY09
Deposits
Wholesale funding
Assets
Capital & Other
Treasury and Markets
FY10

1 Prior to the merger with St.George.

The Westpac Group Investor Discussion Pack – November 2010 29

Non-interest income absorbed lower markets and fees Non-interest income Non-interest income flat over year, with strong wealth and other income growth, offset by lower fees and Non-interest income ($m) 197 69 113 116 Other 2,405 2,578 2,477 2,629 commissions, and trading income Fees and commissions (excluding exception fees and cards loyalty) up 7% driven by higher credit line fees on corporate and business facilities 661 766 786 810 725 289 460 337 212 182 46 50 65 71 66 Credit cards rewards income Exception fees 2,405 Exception fees rebased, down $298m due to reduction in customer fees from 1 October 2009 Wealth management and insurance up 12%: 1,025 1,034 1,102 1,098 (191) Trading Wealth and insurance Fees & commissions - Funds management revenue up 9% from higher average FUM and FUA - Insurance revenue up 4% on good premium growth Trading income down 21%: 1H09 2H09 1H10 2H10 (ex card loyalty & exception fees) Non-interest income ($m) - Exceptional 2009 trading result not repeated due to increased competition and lower market volatility reducing market spreads and volumes Credit card rewards program down 48% due to credit card 2,405 2,578 2,477 (136) 116 193 4 (113) 8 Up 7% Down 4% loyalty point redemptions Other income up $351m, reverting to more normal levels, with no asset write downs during period (compared to write downs in 1H09) 2H09 customer exception fees Markets derlying 1H10 customer fees Markets underlying 2H10 WIB WIB The Westpac Group Investor Discussion Pack – November 2010 Markets and Treasury moderating with lower volatility Markets & Treasury Moderation of market volatility has softened revenues during 2H10 with primary contribution to Markets revenue from customer activity (76% of Markets revenue) as opposed to market trading activity Markets revenue by division ($m) 1H09 2H09 1H10 2H10 WIB Markets revenue of $815m down 25% (down 22% on 1H10): - Good Debt Markets result although revenue down 2% (down 42% on 1H10) Widening credit spreads and softer volumes Debt Markets and Equities1 206 208 256 149 Foreign Exchange and Commodities, Carbon and 507 159 203 207 - - Bond desk affected by lower bond prices impacting fair value movements of the portfolio - FX&CCE revenue down 38% (up 2% on 1H10): Energy (FX&CCE) Total 713 367 459 356 Markets revenue ($m) 1H09 2H09 1H10 2H10 - Exceptional performance in 1H09 has reverted to more sustainable levels - Low volatility and increasing competition contributing to declining volumes and spreads Customer activity 337 224 238 272 Market trading activity 376 143 221 84 Total 713 367 459 356 Solid Treasury revenue down 22% from high FY09 levels (down 24% on 1H10): - Good earnings generated from correct positioning for interest rate movements - Downward trend as: Average VaR2 9.3 10.6 8.8 5.2 Treasury revenue ($m) 1H09 2H09 1H10 2H10 - Lower volatility reduced opportunities - Narrowing of credit spreads in liquid asset portfolio - Continuing volatility in Bills/LIBOR spreads Net interest income 375 578 419 325 Non-interest income 14 3 10 2 Total revenue 389 581 429 327 Decrease in VaR associated with both Markets and Treasury revenues reflects the roll-off of volatility experienced during the GFC Average VaR2 41.4 36.0 29.5 25.4 1 Represents net interest income and non-interest income from sales and trading operations in Debt Markets and Equity Derivatives component of Equities business 2 VaR at 99% confidence level, 1 day hold period. 31 The Westpac Group Investor Discussion Pack – November 2010

Expenses

Expenses up 3%, with increased investment funded by productivity and merger savings

- Sector leading expense to income ratio of 41.2% more than 400bps below peer average. Westpac's banking cost to income ratio at 39.9%
- The rise in the ratio in FY10 was principally due to lower revenues
- Expense movements over the year were principally due to:
  - Additional project costs expensed up $182m. This includes expenditure associated with the Group's SIPs programs. These expenses are recorded in employee expenses, technology, professional services and software amortisation
  - Costs associated with increasing the capacity and capability of the front line adding $129m. This included 26 additional branches, 1 business banking centre and 85 additional ATMs
  - Salary increases for most branch and operational employees averaging 4% (included in the 'other' increase)
  - An increase in advertising supporting the banking brands, BT and the roll-out of BT Super for Life
  - A $20m contribution to the Westpac Foundation
- These increases were partly offset by:
  - Incremental merger synergies of $183m. Merger synergies are 28% ahead of initial expectations with cumulative savings of $469m
  - The non-recurrence of costs incurred in 2009 from the one-off redemption of credit card loyalty points associated with the withdrawal of Qantas from the scheme ($93m)


Expense to income (%)
Westpac stand alone
Westpac including St.George
47.7
46.6
45
43.9
43.3
40.1
41.2
2005
2006
2007
2008
2008
2009
2010


Components of expenses ($m)
6,740
(183)
182
129
(93)
197
6,972
Up 3%
FY09
Merger synergies
Project expenses
Distribution investment
Card loyalty points
Other
FY10


Merger expense synergies ($m)
143
326
255
400
FY09
FY10
FY10 model
FY11 target

The Westpac Group Investor Discussion Pack – November 2010
32

Expenses

Investment spend

- Capitalised software balances were $832m, up 32%, comprising:
  - Additional capitalised expenditure of $532m, majority related to project spend on Strategic Investment Priorities (SIPs)
  - Partly offset by $305m of amortisation, write-offs, and other
- New projects adding to capitalised software over the year included:
  - Projects improving product systems such as payments, credit cards and deposits ($97m)
  - New enterprise-wide shared services, including customer master file ($60m)
  - Investment in front end distribution systems including new teller and new online platform projects ($47m)
- Increase in deferred acquisition costs relate predominantly to a reclassification

Capitalised software and deferred expenses ($m)	FY09	FY10
Capitalised software		
Opening balance	**547**	**629**
Additions	295	508
Amortisation, write-offs and other	(213)	(305)
Closing balance	**629**	**832**
Other deferred expenses		
Deferred acquisition costs	126	177
Other deferred expenses	13	12

Investment spend expensed ($m)	FY08	FY09	FY10
SIPs	-	-	177
Other	130	176	142
Total	**130**	**176**	**319**
Investment spend capitalised ($m)	**FY08**	**FY09**	**FY10**
SIPs	-	-	330
Other	268	369	202
Total	**268**	**369**	**532**


Investment spend excluding St.George merger ($m)
SIPS
Other
851
344
507
398
545
FY08[1]
FY09
FY10

1 Westpac prior to merger with St.George.

The Westpac Group Investor Discussion Pack – November 2010
33

Impairment charges Impairment charges decline significantly Impairment charges1 ($m) Impairment charge to average gross loans4 (bps) • 2H10 impairment charge 73 70 80 1,600 1,800 $577m • New IAPs $613m2 largely existing stressed accounts downgraded to impaired 50 60 635 698 1,200 1,400 • New CAPs $(36)m, with $13m increase in CAP offset by reduction in economic overlay of $49m 32 33 31 23 31 37 24 30 40 399 600 800 1,000 17 19 17 19 10 20 976 983 480 613 200 400 0 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 1H10 2H10 -36 -200 0 1H09 2H09 1H10 2H10 3 1 Includes the addition of St.George impairment charges. 2 Includes write-backs and recoveries. 3 New CAPs include addition to economic overlay of $112m in 1H09. 4 2000- 2005 reported under AGAAP; 2006 onwards reported on A-IFRS basis. Rebased to include St.George New IAPs (net of writebacks and recoveries) New CAPs The Westpac Group Investor Discussion Pack – November 2010 C it l F di Capital, Funding and Liquidity November 2010

Strong capital position driven by organic growth

Capital

- Tier 1 ratio 9.1% up 98bps on Sep 09 (up 45bps from Mar 10)
- Strong organic capital generation[1] adding 86bps to capital since Sep 09 (36bps from Mar 10)
- St.George advanced accreditation added 18bps and St.George merger related tax consolidation outcome added 24bps
- Other impacts down 30bps includes higher capitalised software, deferred tax assets and changes in valuation of the defined benefit plan
- Well positioned for regulatory change with high capital levels and strong organic capital generation

Key capital ratios (%)	FY09	1H10	2H10
Tier 1 ratio	8.1	8.6	**9.1**
Tier 1 ratio (FSA[2])	10.7	11.4	**12.6**
Total capital ratio	10.8	10.8	**11.0**
Common equity ratio	6.6	7.1	**7.5**
Common equity ratio (FSA[2])	9.0	9.7	**10.8**
Risk weighted assets	$289bn	$290bn	**$279bn**


Tier 1 Capital (%)
Movements
Common equity
8.11
1.54
6.57
204bps
(114bps)
(4bps)
(30bps)
18bps
24bps
9.09
1.59
7.50
12.6
Tier 1 Ratio up 98 bps from FY09
Common equity ratio up 93 bps from FY09
Sep-09
Cash earnings
Net dividend
RWA movement
Other
SGB Adv Acc
SGB Tax Consol
Sep-10
Tier 1 FSA Sep-10

1 Organic capital generation is defined as cash earnings, less net dividends, less RWA movements. 2 UK Financial Services Authority (FSA) calculates capital and RWA differently. This capital measure is more relevant for international comparisons.

The Westpac Group Investor Discussion Pack – November 2010 36

Strong organic capital generation

Capital

- The Westpac Group's strategy is focused on organic growth and, as such, it is a significant generator of organic capital:
  - Strong return on equity of 16.1% sees earnings contribute around 200bps to increases in capital ratios per annum (204 bps in 2010)
  - Risk weighted asset growth expected to continue to be moderate given:
    - Solid growth in mortgages
    - Business credit growth low but recovering
    - As asset quality improves, companies being upgraded will reduce RWA (positive pro-cyclicality)
- Strong organic capital generation will support transition to new regulatory environment
- Return of tangible ordinary equity of 22.9% a more appropriate measure of business returns and capital generated

Impact of changes in Cash earnings on capital	2H09	1H10	2H10
Cash earnings ($m)	2,350	2,949	2,930
Impact on capital (bps)	81	103	101
Impact net dividends (bps)	(39)	(49)	(65)

Pro-cyclicality of capital	Impact on capital ratios (bps)		
	2H09	1H10	2H10
Change in credit quality	(9)	4	9
Change in impairment charges	(38)	19	7
Change in regulatory expected loss	Nil	(1)	(3)
Total pro-cyclicality impact	**(47)**	**22**	**13**

The Westpac Group Investor Discussion Pack – November 2010 37

Status of Basel III capital proposals

Capital

- Global Basel III rules expected to be finalised by end of 2010 with individual jurisdictions due to finalise by end of 2012
- APRA adopted a more conservative implementation of Basel II in Australia
- While some aspects of Basel III have been announced, outstanding components include:
  - Finalisation of how APRA plans to treat certain deductions and the extent of harmonisation with global Basel III requirements
  - Mechanics of countercyclical buffer
  - Finalisation of requirements for Tier 1 and Tier 2 instruments, and potentially contingent capital
- Any additional requirements for Systemically Important Financial Institutions (SIFIs) have not been finalised
- Westpac will actively engage with key stakeholders on Basel III and will continue dialogue through consultation on Australian requirements during 2011 and 2012

Capital	Basel III Proposals
Minimum common equity	• Increased to 7.0%, made up of: – Increase in minimum common equity from 2% to 4.5%; and – Capital conservation buffer (CCB) of 2.5%
Minimum Tier 1 capital	• Increased from 4% to 6% (8.5% including CCB)
Countercyclical buffer	• 0% – 2.5% to be met by common equity or other fully loss absorbing capital
New Deductions and RWA changes	• Some deductions previously 50% against Tier 1 now 100% • Increases in RWA for credit risk and market risk • Treatment of some current deductions as RWA
Tier 1 & Tier 2 Instruments	• More stringent criteria for Tier 1 and Tier 2 instruments • Additional loss absorbency at the point of non-viability
Leverage ratio	• Non-risk based measure, test run at 3% between 2013 - 2017 • Final implementation in January 2018
Timeframes	• Transition from January 2013

The Westpac Group Investor Discussion Pack – November 2010 38

Strong common equity ratios under international measures

Capital


Common equity ratio Basel III (%)
7.50
(82 bps)
266 bps
9.34
7.0
2.5% CCB
4.5% Minimum
Up 184bps under harmonised Basel III
FY10 common equity
Basel III deductions
Full harmonisation to Basel III
Common equity under harmonised Basel III
Basel III minimum common equity

New Basel III deductions	Impact on common equity ratio
Basel II 50/50 deductions now at 100%	(58bps)
Deductions now risk weighted	(4bps)
Increased RWA for market risk, counter-party credit risk and securitisation definition	(20bps)
Total estimated impact	(82bps)

- Full harmonisation to Basel III would increase Westpac's common equity ratio by 184bps to 9.34%, which would be 234bps above minimum including capital conservation buffer (CCB)
- Applying new Basel III capital deductions to Westpac's current common equity ratio would reduce the ratio 82bps to 6.7%
- Under Basel II, APRA has maintained certain deductions to capital that are more conservative than the Basel III rules and take 266bps off the harmonised capital ratio. These include:
  - Dividend deduction (62bps)
  - 10%/15% threshold deductions (108bps)
  - IRRBB, higher LGD floor on mortgages, and other minor overlays (96bps)
- Strong organic capital generation sees Westpac well placed for transition to Basel III


Common equity ratios: international comparisons[1] (%)
Australia (APRA)[2]
United Kingdom (FSA)[3]
Canada (OSFI)[4]
7.5
8.0
6.9
6.8
WBC
Peer 1
Peer 2
Peer 3
10.8
10.0
9.9
10.5
11.9
10.3
9.2
9.6
8.3
8.5

1 Financial Services Authority (FSA) and Office of the Superintendent of Financial Institutions (OSFI) calculations are estimates based on Westpac's application of publicly available standards. 2 Peer 1 at 30 Sept 2010, Peer 2 at 30 June 2010 and Peer 3 at 30 Sept 2010. 3 UK Peer data at 30 June 2010. UK Peers include Barclays, HSBC, and RBS. 4 CAD Peers include Bank of Montreal, CIBC, RBC, Scotia Bank and TD and data at 31 July 2010.

The Westpac Group Investor Discussion Pack – November 2010 39

Stable funding sources used to fund asset growth

Funding & Liquidity

- Stable funding ratio[1] 80% as at FY10, up two percentage points on FY09
- More stable funding sources used to fund asset growth:
  - Customer deposits increased $13bn maintaining proportion at 52% of total funding
  - Long term wholesale funding 19%, up from 16%
- Reduced reliance on short term wholesale funding to 20% of total funding, down from 22%

Funding composition by residual maturity[1] (%)



20
16
10
4
5
44
11
11
10
6
7
52
11
9
14
5
7
52
1
3
2
Wholesale Offshore <1Yr
Wholesale Onshore <1Yr
Securitisation
Wholesale Offshore >1Yr
Wholesale Onshore >1Yr
Equity2
Customer deposits
80% Stable funding ratio
FY08[3]
FY09
FY10

1 Stable funding ratio calculated on the basis of customer deposits + wholesale funding with residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding. No netting of excess liquid assets. 2 Equity excludes FX translation, Available for Sale Securities and Cash Flow Hedging Reserves. 3 2008 comparatives do not include St.George.

THE Westpac GROUP
The Westpac Group Investor Discussion Pack – November 2010 40

Increasing liquid assets

Funding & Liquidity

- Liquid assets up $8bn to $82bn:
  - All assets in the portfolio are repo eligible with a central bank
  - Sufficient to cover all offshore wholesale debt maturities for greater than 12 months
  - Provides flexibility around the timing of wholesale debt issuance
- Basel III introduces more stringent liquidity requirements and a narrow definition of what qualifies as liquidity
- Timeframe for implementation has been extended and is subject to an observation period
- Definition of what will qualify for High Quality Liquid Assets (HQLA) not yet finalised for countries with insufficient government bonds, including Australia

Liquid assets ($bn)



45
38
7
74
34
29
11
82
35
23
24
Self securitisation
Bank, Corporate, RMBS
Cash, Gov, Semi-gov, Gov guaranteed paper and Supras
FY08[1]
FY09
FY10

1 2008 comparatives do not include St.George.

THE Westpac GROUP
The Westpac Group Investor Discussion Pack – November 2010 41

Wholesale funding tenor lengthened Funding & Liquidity Total term funding raised in FY10 $43bn: - Weighted average cost 134bps above BBSW Term debt issuance 8 60 - Markets accessed include domestic markets, US (including SEC registered and 144A), UK, Japan, Hong Kong, Singapore, Canada and Europe 45 43 4.2 4.8 4 6 30 45 Continued to reduce liquidity risk by actively lengthening the tenor of both long and short term wholesale debt: 0 2 0 15 FY09 FY10 Term funding ($bn, LHS) - Weighted average maturity of new long term1 wholesale funding 4.8 years, up from 4.2 years - Weighted average maturity of short term wholesale funding 123 days up from 87 days Term debt maturity profile ($bn) Weighted avg maturity (years, RHS)  FY11 term issuance: - Includes term maturities of $17bn2 - Dependent on asset and deposit growth FX and growth in liquid assets The Westpac Group manages funding to ensure funding needs are continuously met 6 months in 0 5 10 15 20 25 30 advance FY11 FY12 FY13 FY14 FY15 >FY15 1. The Westpac Group defines long term debt to be wholesale funding with a contractual maturity of > 395 days (13 month extendible notes categorised as short term debt). 2. 42 The Westpac Group Investor Discussion Pack – November 2010 Based on FX spot currency translation. P d t l i f Product analysis for Australian Retail and Business Banking November 2010

Strong Australian product position supported by multi-brands

Australian products

Product	Market Share[6] (%)	Growth FY09-FY10 (%)	Growth vs system[6] (times)	Asset quality	
Mortgages				90 day delinquencies:	
▪ The Westpac Group	27	12	1.2	▪ 0.43% up 11bps on FY09 (up 8bps on 1H10)	
▪ Westpac RBB[1]	18	14	1.4	▪ 0.46% up 15bps on FY09 (up 12bps on 1H10)	
▪ St.George[2]	9	8	0.8	▪ 0.36% up 1bps on FY09 (flat on 1H10)	
Personal (incl. credit cards)				90 day delinquencies:	
▪ The Westpac Group	24	1	0.2	▪ 1.24% up 25bps on FY09 (down 8bps on 1H10)	
▪ Westpac RBB	19	(1)	0.1	▪ 1.28% up 29bps on FY09 (down 4bps on 1H10)	
▪ St.George[2]	5	10	1.0	▪ 1.03% up 6bps on FY09 (down 32bps on 1H10)	
Business loans				Impaired assets to TCE:	Impairment charges to GLAAs[7]
▪ Australian Retail and Business Banking[3]	n/a	(5)	n/a	▪ 2.27%, up 59bps on FY09 (up 22bps on 1H10)	▪ 86bps, down 25bps on FY09 (down 17bps on 1H10)
▪ Westpac RBB	n/a	2	n/a	▪ 0.91%, up12bps on FY09 (up 2bps on 1H10)	▪ 59bps, down 6bps on FY09 (down 12 bps on 1H10)
▪ St.George[2,3]	n/a	(5)	n/a	▪ 3.48%, up 113bps on FY09 (up 43bps on 1H10)	▪ 109bps, down 23bps on FY09 (down 21bps on 1H10)
Deposits					
▪ The Westpac Group	24	9	1.1	n/a	
▪ Westpac RBB	15	10	1.2	n/a	
▪ St.George[2]	9	7	0.9	n/a	
Wealth /Insurance					
▪ Wealth products[4]	20	n/a	n/a	n/a	
▪ Insurance products[5]	7	n/a	n/a	n/a	

1 Westpac RBB includes RAMS. 2 St.George includes BankSA. 3 Australian Retail and Business Banking lending includes Westpac RBB (facilities typically under $15m), St.George (include larger facilities up to $150m) and the Premium Business Group within WIB (facilities typically $10 to $100 million). 4 Platform (including Wrap) market share, Plan for Life June 2010. 5 Life Insurance market share of inflows, Plan for Life 2010. 6 APRA Banking Statistics, 12 months to Sep10. 7 GLAA is gross loans and acceptances (annualised).

The Westpac Group Investor Discussion Pack – November 2010 44

Australian mortgage portfolio continues to increase share while focused on returns

Australian mortgages

- Mortgages up 12% (1.2x banking system[1]) with focus on service and higher ROE business:
  - Maintained premium pricing compared to peers; no loss of market share; and run off in line with prior years
  - Simpler mortgage documentation improved average origination approval times by 50%
  - Proprietary 67.7% at 2H10 (up 10 percentage points from 1H10):
    - Reduced brokers used through banking channel
    - Ceased using brokers in RAMS

The Westpac Group Australian Mortgages

	FY08	FY09	FY10
Mortgage balances ($bn)	221	258	**288**
% of Westpac loans in Australia	58%	63%	**67%**
Mortgage market share	25%	26%	**27%**
Growth vs banking system[1]	1.0x	1.5x	**1.2x**

Mortgage proprietary distribution (%)


75%
65%
55%
45%
Oct-09
Nov-09
Dec-09
Jan-10
Feb-10
Mar-10
Apr-10
May-10
Jun-10
Jul-10
Aug-10
Sep-10

Australian Mortgage growth[1] (%)


Westpac Group
Major Bank Peers
20
15
10
5
FY08
FY09
FY10

1 APRA Banking Statistics, 12 months to Sep10.

The Westpac Group Investor Discussion Pack – November 2010 45

Australian mortgage portfolio – continues to perform well Australian mortgages Australian mortgage portfolio is well seasoned: - Approximately 59% of the portfolio is past the peak Australian mortgage1 90+ days delinquencies by State (%) loss period (24 months) Mortgages 90+ days delinquencies 43bps at FY10, have risen gradually from very low levels and remain below industry benchmarks: 0.4% 0.6% 0.8% NSW Vic Qld WA SA Total - Up 11bps from FY09 (up 8bps from 1H10) - Customers impacted by interest rate rises - Greater rises in Qld 0.0% 0.2% Despite higher delinquencies, loss rates remain low due to: - Sound credit underwriting policies - Low LVRs for non-mortgage insured loans Australian mortgage portfolio by State (%) - Mortgage insurance cover Mortgage portfolio losses $42.7m, up from $34.1m at FY09 40% 50% 60% Westpac RBB & St.George All banks3 - 1.5bps over months2 - 1992 actual loss rate was 11bps (during last major housing correction, unemployment peak approx. 10% and cash rate peak approx. 17%) 10% 20% 30% 1 Australian mortgages includes Westpac RBB, St.George Bank (from Sep 2006) and RAMS (from August 2008). 2 Net of mortgage insurance claims (FY10: $26m) and before 0% NSW/ACT Vic/Tas Qld SA/NT WA 46 collectively assessed provision charges FY10: 5m) 3ABACannex August 2010. The Westpac Group Investor Discussion Pack – November 2010 Australian mortgage portfolio – high quality Australian mortgages Australian mortgage portfolio quality remains high Areas of additional risk management focus: Australian mortgage portfolio1 by purpose ($bn) Portfolio loan/line of credit - Areas of greater supply e.g. Gold Coast Qld - Luxury properties e.g. property value over $3m Investors with several properties Proportion of portfolio 13% 38% 103 109 36 36 36 36 200 300 400 Investment Owner occupied - Low Doc lending approx. 7% of portfolio, approximately 3% of new lending: - Higher delinquency profile, but lower loss rates 49% 108 124 138 142 84 97 0 100 given additional risk mitigants: - Lower LVRs (max 60% LVR without insurance, max 80% LVR with insurance) Australian mortgage portfolio1 FY10 1H09 2H09 1H10 2H10 - Must be acceptable location and limited security types - Restricted cash withdrawal options Total portfolio $288bn Variable rate / Fixed rate 86% /14% Low Doc 7% First Home Buyer (incl. Low Doc) 12% Proprietary originated 62% 1 Represents all brands (Westpac RBB, RAMS and St.George Bank). Mortgage insured 30% 47 The Westpac Group Investor Discussion Pack – November 2010

Australian mortgage portfolio – sound risk profile Australian mortgages Australian mortgage portfolio is well collateralised: - Average LVR based on current outstandings and value at 44% Australian mortgage portfolio3 2H09 1H10 2H10 origination is Additional cover from mortgage insurance, required where: - Standard mortgage LVR >80% - Low Doc mortgage LVR >60% 30% of loans covered by mortgage insurance, covers the entire Total Total Total Average LVR of portfolio at origination 67% 67% 67% loan Properties in possession low: - 383 properties at September 2010, of a total 1.43 million properties in the portfolio (<3bps) Servicing capacity of Australian customers remains sound Average LVR based on current outstanding balances and value at origination 46% 44% 44% - 55% of Australian mortgage customers ahead on repayments, up from 54% at FY09 Average LVR of new loans4 70% 70% 69% Australian mortgage3 portfolio LVR distribution (%) Australian mortgage customer – accounts ahead 40 50 60 LVR at origination LVR current outstanding balance & original valuation payments (%) 30 40 50 Sep-09 Mar-10 Sep-10 % of portfolio 0 10 20 30 - 10 20 1 ‘Behind’ is more than 30 days past due. 2 ‘On time’ is up to 30 days past due. 3 Includes Westpac RBB (excl. RAMS) and St.George Bank. 4 Average LVR of new loans is Loan-to-Value Ratio (LVR) band 0-60% 60-70% 70-80% 80-90% 90-95% 95-97% 97-100% 2 Behind On time Up to 1 mth 1 to 12 mths 12 to 24 mths Over 24 mths 1 48 based on rolling month window for each half year end period. The Westpac Group Investor Discussion Pack – November 2010 First home buyers (FHB1) continue to perform well Australian mortgages FHB growth has moderated, representing less than 12% flows (versus FY09 19%) and 12% stock 90+ days delinquencies: FHB v non-FHB mortgages (%) FHB currently performing better than overall portfolio, given: - Borrowers typically early in career and benefit from income growth 0.4 0.6 FHB Non FHB - Often supported by two incomes in early stages - Average FHB aged 32, not just entering workforce - Tighter lending criteria applied to products Recent FHB cohort with current 90%+ LVR2 has fallen to 0 0.2 22% from 33% at origination, due mostly to repayments Characteristics of FHB v Westpac Australia FHB LVR distribution (%) Sep-07 Mar-08 Sep-08 Mar-09 Sep-09 Mar-10 Sep-10 mortgage portfolio (average) 30 40 Origination Current 323 376 FHB WBC 10 20 32 82 79 38 43 150 68 16 1. Includes Westpac RBB and St.George. 2 Based on valuation at origination. 0 0-60% 60-70% 70-80% 80-90% 90-95% 95-97% 97-100% Age (years) Income ('000) Mortgage ('000) LVR (%) Insured (%) 49 The Westpac Group Investor Discussion Pack – November 2010

Lenders Mortgage Insurance – managing risk transfer Australian mortgages Lenders Mortgage Insurance (LMI) structure as at 30 September 2010 LVR <80% and Low The Westpac Group now has one captive mortgage insurer, Westpac Lenders Mortgage Insurance (WLMI)1 Doc LVR <60% Not covered by LMI 70% The St.George Insurance Australia (SGIA) portfolio was transferred to WLMI during the year and SGIA is in the process of winding up operations Capital conservatively invested (cash and fixed interest) so 26% 4% LVR >80% to <90% and Low Doc LVR <80% Covered by LMI LVR >90% Covered by LMI returns primarily based on premium income and risk management Two stage reinsurance arrangement to manage retained risk: External Mortgage In-house Mortgage – Quota share with Genworth Australia – Additional stop loss insurance with a separate party to cover potential extreme loss scenarios Mortgages with LVR >90% insured with a third party Insurance (Genworth Aust.) Insurance (WLMI) Retained risk Quota share reinsurance WLMI is strongly capitalised (separate from bank capital) and subject to APRA regulation: - WLMI capitalised at 1.43x MCR2 • 70% of Westpac RBB and St.George Bank risk • 40% of RAMS risk • 30% of Westpac RBB & St.George Bank risk • 60% RAMS risk • Provided by Genworth Aust. Scenarios confirm sufficient capital to fund claims arising from events of severe stress (up to 1 in 250 years): - In a 1 in 250 years loss scenario, estimated losses for WLMI $462m (net of re-insurance recoveries) 1 WLMI provides cover for residential mortgages originated under Westpac RBB, St.George and RAMS brand. Rated AA- Standard & Poor’s, AA Fitch and Aa3 Moodys. 2 Minimum Capital Requirements (MCR) determined by Australian Prudential Regulation Authority. Stop Loss Reinsurance Protects retained risk FY10 insurance claims $26m The Westpac Group Investor Discussion Pack – November 2010 50 Australian housing – Affordability not as stretched as some measures suggest Australian mortgages The resilience of the Australian housing market in the global context has raised questions about valuations – some commentators have index Price level Price growth House prices: international comparison suggested Australian housing is in a bubble” based on the rise in property prices and housing affordability measures relative to other markets internationally While housing prices are high, affordability issues are not as severe as some commentators suggest: 0 10 20 30 150 160 170 180 190 200 Australia US UK - Measures that take into account all dwelling types, after-tax income and financing costs show prices have broadly tracked income growth since 2003 Assessing affordability based on simple housing price to income -30 -20 -10 100 110 120 130 140 ratios can be misleading because: - House prices are typically based on detached houses – in Sydney, these make up ~60% of the housing stock. Nondetached housing2 is priced differently. Including these elements Dec-02 Dec-04 Dec-06 Dec-08 Dec-02 Dec-04 Dec-06 Dec-08 Sources: ABS, Residex, Case-Shiller (US), Nationwide (UK), Westpac Economics Housing affordability: repayments to income* (%) could reduce price to income ratios by 2.4 percentage points - House price data is based on capital cities yet income data is usually national or state based. House prices and incomes are materially lower in regional areas. Adjusting this data could impact ratios by 0.9 percentage points in Sydney 60 70 80 90 100 60 70 80 90 100 Aus - all dwellings US - single family homes only UK - all dwellings * % of average individual earnings - The buying power of the average household has improved because of a structural decline in interest rates over the last 20 years due to lower inflation - Income used to calculate ratios is individual income rather than 10 20 30 40 50 10 20 30 40 50 household income. The proportion of dual income households has almost doubled in the last decade with such families having an income 55 -75% above the individual average3 1. From Westpac Economics, “Australian housing markets: the bubble myth” October 2010. 2. Non-detached housing including semi-detached, row or terrace houses; Sources: RP Data-Rismark, ABS, RBA, Nationwide, NAR, Factset, Westpac Economics 0 0 Jan-68 Jan-78 Jan-88 Jan-98 Jan-08 The Westpac Group Investor Discussion Pack – November 2010 51 townhouses; flats, units and apartments. 3. Source: ABS.

A structural supply/demand imbalance1 Australian mortgages A key feature of the Australian housing market and the main reason behind high prices is an acute shortage of stock 300 300 ‘Australia’s housing stock deficiency (‘000) Westpac estimates that the housing shortage is equal to approximately one year’s new construction or 200k dwellings New building has failed to keep pace with the strong rise in underlying demand associated with a migration-driven rise in l ti 150 200 250 150 200 250 underlying demand f'casts c.f. latest official’ estimates from National Housing Supply Council: underlying demand rising at 205.9k pa; accumulated deficiency: 178.4k population: – Over the last decade, Australia’s population has increased by an average 305k per year2. Dwellings have increased by just 105k per year2 0 50 100 0 50 100 estimated housing stock deficiency Aus dwelling approvals (SA annualised) – In the last 3 years, population growth has increased to 425k a year, averaging an estimated 100k per year Underlying demand is also being supported by long-run demographic and social trends, including more smaller households (e.g. ‘baby boomers’ becoming ‘empty nesters’) Jun-92 Jun-96 Jun-00 Jun-04 Jun-08 Sources: ABS, Westpac Economics Population vs dwelling stock (‘000) Housing supply is also negatively influenced by: – High costs and limited availability of land available for development 300 350 400 450 500 300 350 400 450 500 population growth dwelling completions dwelling stock* annual average change * net of demolitions – implied by Census data to 2006; Westpac estimates thereafter – Rigidities in planning and development processes – Physical limits to land availability in most major cities 50 100 150 200 250 50 100 150 200 250 p 1. From Westpac Economics, “Australian housing markets: the bubble myth” October 2010. 2. Source: ABS. 0 0 1950s 1960s 1970s 1980s 1990s 2000s last 3 years Sources: ABS, Westpac Economics The Westpac Group Investor Discussion Pack – November 2010 52 Little evidence of speculative investor activity1 Australian mortgages The investor segment is often seen as the most likely segment to drive overheated price growth, and the most likely to sell in a l f i t kt 20 20 owner-occupiers Investor boom ended 6 years ago* (ann %) poorly performing property market However, there is very little evidence of ‘speculative’ investor activity in the Australian market in recent years: – Lending to investors has lagged well behind owneri d l di i 2005 10 12 14 16 18 10 12 14 16 18 owner investors *ppt contribution to annual growth in total housing credit investor housing boom occupied lending since – Taxation data shows the proportion of taxpayers who own investment properties has remained broadly unchanged over the last 10 years at around 13% 0 2 4 6 8 0 2 4 6 8 avg 3ppts since 2004 – The proportion of housing stock turned over annually peaked in 2003 and has since been moving around its long run average A substantial investor exodus is unlikely, despite yields being below the cost of finance: Jan-91 Jan-94 Jan-97 Jan-00 Jan-03 Jan-06 Jan-09 Sources: RBA, Westpac Economics Investor returns: housing vs shares* (% p.a.) – Since 2006, investment properties have mostly outperformed other asset classes and been more stable, particularly compared to equities – Real estate offers a secure income source, particularly 20 30 40 50 20 30 40 50 * avg annual return investor housing boom with vacancy rates low and prospects for rising rents – Tax incentives for property investment, including tax deductibility of interest, are supportive If investors were to start selling, the shortage of housing means -30 -20 -10 0 10 -30 -20 -10 0 10 investor housing (Sydney) Australian shares investor housing (national) the market should be able to absorb an orderly sell-down (as seen in the 2004 correction) 1 From Westpac Economics, “Australian housing markets: the bubble myth” October 2010. -40 -40 Dec-88 Dec-91 Dec-94 Dec-97 Dec-00 Dec-03 Dec-06 Dec-09 investor housing (Melbourne) Sources: REIA, RBA, Westpac Economics The Westpac Group Investor Discussion Pack – November 2010 53 p g y

Australian housing 2008-09: a “stress test”1 Australian mortgages The resilient performance of the Australian housing market in 2008-09 strongly suggest there was no pre-existing bubble. $bn % Mortgage interest rate Non-bank lending Credit conditions: 2008-09* Stresses would have occurred due to the combined impact of: - High interest rates – the mortgage rate averaged 9.1% in the year to Sep 2008, with a peak of 9.6%, the highest level in 12 years 20 25 30 35 40 7 8 9 10 Non avg 12mths to Sep-08: 9.1% 20% total period avg: 7.4% 14% total - A restriction in the availability of credit – the exit of many non-bank lenders and the tightening of lending standards - A rise in unemployment from 4% (Feb 2008) to 5.8% (M 2009) 0 5 10 15 4 5 6 *rolling annual finance approvals May - A sharp swing in sentiment against real estate as an asset class and expectations of house price declines - A sharp drop in investor activity Dec-02 Dec-04 Dec-06 Dec-08 Dec-02 Dec-04 Dec-06 Dec-08 Sources: RBA, ABS, Westpac Economics Debt burden vs mortgage arrears - Actual price declines – nationwide falls of 3% to 5.5% Together, these developments were a significant ‘stress test’ for both house prices and the ability of households to meet their debt repayment obligations 1.4 1.6 1.8 2.0 28 32 36% % debt serv ratio (mortgagors, lagged 6mths, rhs) arrears rate (lhs)* *% of securitised loans in arrears, by value (prime only), seasonally adjusted Note figures after June 2007 are affected by credit WBC f/c to Dec 2011 ^ Mortgage delinquencies did rise but remained substantially lower than other countries Interest rate reductions and first home buyer incentives provided important support to demand during this period, however, asset 0.6 0.8 1.0 1.2 16 20 24 crisis and declining pool of loans price bubbles are typically resistant to policy shifts, as seen in the ‘dot com’ boom in the late 1990s 1. From Westpac Economics, “Australian housing markets: the bubble myth”, October 2010 . ^Debt servicing ratio is total mortgage repayments (interest plus principal) as a 0.4 Jan-96 Jan-99 Jan-02 Jan-05 Jan-08 Jan-11 12 Sources: ABS, RBA, Standard & Poor’s, Westpac Economics The Westpac Group Investor Discussion Pack – November 2010 54 proportion of total household disposable income. Sound personal lending growth Australian credit cards The Westpac Group Australian personal lending FY08 FY09 FY10 Personal lending (including credit cards) represents a small part of the Group’s lending book at 3.6% Personal lending (incl. credit card) balances ($bn) 14.6 15.2 15.4 Personal lending (incl. credit card) % of 4% 4% 4% Personal loans (including credit cards) increased 1%, with drivers being: - Continued success of card cross sell and launch Westpac Australian loan book Credit card market share1 27% 26% 24% Credit card annual growth versus of rewards card, Amplify, through St.George - Largely offset by run-off of Ignite cards (previously Virgin) in Westpac RBB banking system1 0.5x 0.3x 0.2x Australian Credit card (% growth)1 The Westpac Group Australian Loans (%) 6 8 10 Westpac Group Major Bank Peers 29 Mortgages 2 4 67 4 Personal (incl. credit cards) Business 0 FY08 FY09 FY10 1 APRA Banking Statistics, 12 months to Sep10. The Westpac Group Investor Discussion Pack – November 2010 55

Australian credit card portfolio asset quality Australian credit cards Australian credit card portfolio has continued to perform well, despite lagged economic impacts from the GFC Australian credit card average payments to balance ratio (%) Average credit cards payments to balance ratio has strengthened to 46.1%, up 140bps (although slightly down from 1H10 levels) Reflects consumers’ propensity to repay debt rather than ( ) 44 46 48 consumers increase gearing Credit card 90+ days delinquencies 124bps at FY10, up 25bps (down 8bps on 1H10): Impacted by slowing portfolio growth over FY10 and 38 40 42 2H06 1H07 2H07 1H08 2H08 1H09 2H09 1H10 2H10 - the lagged effect of higher unemployment - Also impacted by accounts supported during the GFC through the Assist program that were not able to be rectified and subsequently became delinquent Australian credit cards portfolio - Within Westpac, accounts coming off the Assist program were responsible for approx. 17bps of the 90+ days delinquencies. However, over 4,000 accounts exited Assist during FY10 and returned to 2% 3% 8,000 10,000 Balances (lhs) 90+ days past due (rhs) ($m) an up-to-date position Positive improvement in delinquencies trends observed in the last quarter of FY10 0% 1% 0 2,000 4,000 6,000 Sep-06 Sep-07 Sep-08 Sep-09 Sep-10 56 The Westpac Group Investor Discussion Pack – November 2010 Australian business1 lending generally slowing, though pipeline remains healthy Australian business Australian business lending down 5% to $88.8bn, as customers continue to remain cautious and de-gear Australian business lending ($bn) 100 Down 5% Diversifying away from property, now 31% of TCE, down from 36% Business lending pipeline continues to be strong, though not yet translating into draw downs 60 80 0 20 40 Business lending by State as at FY10 (TCE %) Business lending by industry as at FY10 (TCE %) 2H09 1H10 2H10 31 28 Property Agriculture Accom, Restaurant 37 11 12 NSW QLD 8 6 9 6 5 Manufacturing Retail Wholesale trade 19 21 VIC SA/NT/TAS WA 7 Transport Other 1 Australian business lending includes Westpac RBB (facilities typically under $15m), St.George (include larger facilities up to $150m) and the Premium Business Group within WIB (facilities typically $10 to $100 million) 57 The Westpac Group Investor Discussion Pack – November 2010

Australian business portfolio[1] – well diversified, rate of new stress slowing

Australian business

- Australian business portfolio remains well diversified across industries, customers and geographies
- While stress has increased, the rate of increase is much reduced compared to FY09, primarily due to:
  - Continuing stable macroeconomic environment resulting in a lower number of new stressed exposures
  - Majority of significant stressed property exposures identified in earlier periods
  - Business investment outlook becoming more favourable
- Most industries performing within expectations. However above average stress exists in Property, Manufacturing, Wholesale trade and Accommodation (including drinking hotels)

Australian business exposures by industry	% of Aust. business portfolio	% of sector stressed[2]	Mvmt in % stressed[2] (FY10 v FY09)
Property	31.4	16.7	↑ 4.3
All other industries	27.9	7.1	↑ 1.0
Retail trade	9.0	5.4	↑ 0.8
Agriculture, Forestry and Fishing	7.6	11.0	↑ 4.0
Manufacturing	7.2	12.6	↑ 0.4
Wholesale trade	6.1	11.3	↑ 0.9
Accommodation, cafes and restaurants	6.2	13.9	↑ 1.6
Transport and storage	4.6	6.4	↑ 2.4
Australian business exposures by geography	**% of Aust. business portfolio**	**% of State stressed[2]**	**Mvmt in % stressed[2] (FY10 v FY09)**
NSW/ACT	36.5	12.5	↑ 2.9
Qld	19.3	12.3	↑ 3.6
Vic	21.3	9.9	↑ 1.0
WA	11.7	10.6	↓ (1.4)
SA/NT/Tas	11.2	8.9	↑ 4.1

1. Australian business lending includes Westpac RBB (facilities typically under $15m), St.George (include larger facilities up to $150m) and the Premium Business Group within WIB (facilities typically $10 to $100 million). 2 Stressed exposures include watchlist, substandard, 90+ days past due well secured and impaired assets for the business portfolios included in The Westpac Group.

The Westpac Group Investor Discussion Pack – November 2010 58

Australian business portfolio[1] – small and medium businesses performing solidly

Australian business

- Stressed exposures at 11.31% of Australian business TCE, up 229bps (up 73bps on 1H10)
- Impaired exposures at 2.27% of business TCE, up 59bps (up 22bps on 1H10):
  - Majority of increase in impaired was driven by Property (particularly in NSW, Vic & Qld) and a small number of large exposures across Agri (Vic) and Finance & Insurance (NSW)
  - Top 10 impaired business exposures account for 24.9% of impaired business exposures, down 590bps (down 438bps on 1H10)
- Stress continues to be predominantly driven from the larger commercial segment:
  - Greatest stress felt in PBG (29% of business stressed assets compared to 17% of TCE); followed by St.George, which includes larger facilities up to $150m (44% of business stressed assets compared to 35% of TCE) and fewest in Westpac RBB, which comprises facilities typically under $15m (27% of business stressed assets compared to 47% of TCE)
  - SMEs benefitting from relatively low unemployment and solid incomes, assisting in minimising impacts of slower growth


Stressed exposures as a % of Australian business[1] TCE (%)
12
10
8
6
4
2
-
Watchlist and Substandard
90 days past due well secured
Impaired
2007
2008
1H09
2H09
1H10
2H10
46
8
3
6
4
4
4
7
8
6
4
Agriculture, Forestry and Fishing
Manufacturing
Wholesale trade
Retail trade
Property
Accommodation, cafes and restaurants
Transport and storage
Professional Services
Construction (inc. Non-Building)
Other Services
Other

1 Australian business lending includes Westpac RBB (facilities typically under $15m), St.George (include larger facilities up to $150m) and the Premium Business Group within WIB (facilities typically $10 to $100 million).

The Westpac Group Investor Discussion Pack – November 2010 59

Australian businesses are not overly geared Australian business Australian businesses had considerable momentum entering the downturn, operating close to full capacity Business credit (% annualised*) 30 Strong profitability both prior to, and during, the downturn enhanced scope to fund investment from retained earnings. Profits (ex-mining) rose 13% over the year to June 2010 10 20 Businesses strengthening balance sheets including: - Declines in business credit - A record $63bn of new equity raised by non-financial sector since the start of 2009 -20 -10 0 * 3mth % chg, annualised - The median gearing ratio of just under 50% is around its lowest level for more than a decade Asset write-downs have been largely offset by scaling back debt and/or new equity raisings Business gearing* (ratio) Sources: ABS; Westpac Economics Sep-90 Sep-95 Sep-00 Sep-05 Sep-10 Businesses are confident. This has been a recovery with relatively limited job losses and the investment outlook is positive: 90 110 90 110 All companies Long run average - Capacity utilisation levels rebounded to a little above the historic average - Profits are rising and the strong AUD is reducing the cost of imported capital goods 30 50 70 30 50 70 * debt/shareholders' equity, book value, ex foreign co's and LPTs average - Chinese growth continues, with improved commodity prices - Major energy projects in pipeline Sources: RBA, Westpac Economics Jun-80 Jun-85 Jun-90 Jun-95 Jun-00 Jun-05 Jun-10 The Westpac Group Investor Discussion Pack – November 2010 60 Australian customer deposit portfolio experiencing solid growth and continues to be a focus Australian deposits Solid Australian customer deposit growth1, up 5%: - Household deposits 1.1x banking system2 The Westpac Group Australian Customer Deposits Rise reflects increased focus on deposit gathering and remaining competitive on price Term deposits drove majority of growth, though mix shifted to savings deposits in 2H10: FY08 FY09 FY10 Customer deposit balances ($bn) 194 233 245 – Term deposits up 12% (down 4% on 1H10) – Savings deposits up 1% (up 8% on 1H10) Deposit pricing intensified over the year with high pricing Household deposits market share2 23.2% 23.5% 23.7% Household deposit growth vs Australian customer deposits ($m) relative to market benchmarks p g banking system2 0.7x 1.1x 1.1x Australian household deposits2 (% growth) 12 16 Westpac Group Major Bank Peers 150,000 200,000 250,000 300,000 4 8 0 50,000 100,000 FY08 FY09 FY10 1 Spot Australian customer deposits. 2 APRA, Monthly Banking Statistics , 12 months to September 2010. 0 FY08 FY09 FY10 Transaction Savings (incl. on-line) Term Deposit 61 The Westpac Group Investor Discussion Pack – November 2010

Household deposits returning to more sustainable growth rates Australian deposits The global financial crisis had a significant impact on both credit growth and deposits Household deposits: income the key driver (% ann) 32 32 f'csts Household deposits surged in calendar 2008 – increasing by more than 20%. Consumers were particularly cautious and there was a multi-billion cash transfer to households from the Government (from 8 16 24 8 16 24 household deposits non-farm GDP stimulus measures) Following these unusual circumstances, a return towards more normal relationships emerged during 2009 Typically, household deposits expand broadly in line with -8 0 -8 0 the pace of household incomes: - Household incomes generally grow in line with national income (nominal non-farm GDP) Changes in the attractiveness of other asset Sources: ABS, Westpac Economics Jun-85 Jun-90 Jun-95 Jun-00 Jun-05 Jun-10 Household deposits: greater competition (% ann) - classes will also have an impact Household deposit growth moderated to about 8% through 2009, has remained at around that pace in 2010 year to date and is expected to continue to do so into 10 20 30 10 20 30 2011 Greater competition for deposits is also a feature of the financial landscape following the global financial crisis as banks place greater value on this high quality source of 0 -10 -20 -30 0 -10 -20 -30 non-banks banks funding, and non-banks seek to price more attractively Jun-89 Jun-94 Jun-99 Jun-04 Jun-09 Sources: ABS, Westpac Economics The Westpac Group Investor Discussion Pack – November 2010 62 Business Unit Performance November 2010

Westpac RBB sound performance as front line continues to deliver

Westpac RBB

Westpac RBB strategy

- Strategy seeks to enhance the customer service by expanding the capability and reach of our network
- Central to this plan is the localising of our branch network, giving bank managers real ownership of their local branches. Increasing the number of skilled specialists to address our key segments and placing them in the right locations is also focal to this strategy
- By providing bank managers with appropriate autonomy and accountability, as well as increased skills and training, they are better equipped to meet customers needs, delight them with our service, and deepen relationships

Westpac RBB brand strength

	Current	Change over year	Scorecard
Branches[1]	857	+ 9	✓
Customer facing FTE	10,172	- 93	-
NPS[2] – Consumer	-17.4	- 2.0% points	×
NPS[3] – Business	-21.0	+0.3% points	-
NPS[4] – Local Business Banker	+56	+ 14% points	✓
Customers	5.06m	+ 157K	✓
Customers with 4+ products	30.3%	+ 1.8% points	✓
Employee engagement	81%	unchanged	-
Proprietary distribution[5]	71%	+ 16% points	✓

Program	Details
Westpac Local	• Sharpened focus on key segments of SME and commercial with more Local Business Bankers and industry specialists to deepen customer relationships and build customer advocacy • Continuing to increase service to the affluent segment with the on-going roll-out of more experienced Personal Bankers. This program will see the business relationship manage 40% of mass affluent sector (currently 15%) • Bankers are able to make meaningful on-the-spot decisions, helping customer retention and business growth • Encourage bank managers to be "community champions", supporting the local community
Productivity and Investment including SIPs	• Digital signatures (resulting in wait times reduced from 30 minutes to 30 seconds) being rolled out to branches (now 20% complete) and IP Telephones introduced to all branches • Introducing process improvements to make it easier for customers to do business with us. Use of 'Lean' re-engineering methodologies identified 250 process opportunities already underway. Examples: improved mortgage origination process times by 50%; no longer requiring forms for PIN number changes reduced customer wait times by 20%

1 Branches change over year represents net additions. 2 Refer slide 14 for NPS Consumer details and definitions. 3 Refer slide 14 for NPS Business details and definitions. 4 Westpac proprietary research for Local Business Bankers conducted by Australian Market Research Interactive, Sep10. 5 Proprietary mortgage channel as at 2H10 and versus 2H09.

The Westpac Group Investor Discussion Pack – November 2010 64

Cash earnings improving in 2H10

Westpac RBB

Key features of FY10 result

- Business Bank of the year for third year running[1]
- Sound performance given that Westpac RBB absorbed reduced customer fees and expiry of Qantas loyalty point program
- Westpac Local delivering customer growth, improved products per customer, significantly reduced complaints, 20% uplift in banker productivity, and strong retention of customers in target segments (96%+)
- BT Super for Life customer numbers through branches up 39%
- Growing above system in key products with a service led strategy and focussed on proprietary channel growth

Westpac RBB cash earnings ($m)


1,908
189
(260)
(102)
(38)
59
1,756
Down 8%
FY09
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY10

1 Money Magazine June 2010.

Cash earnings	↓8%	• Cash earnings down 8% to $1,756m (up 1% on 1H10) • Core earnings down 5% to $3,101m (flat on 1H10) • Excluding impact of our decisions to reduce fees and expiration of Qantas card redemption program, income up 4%, cash earnings flat and core earnings up 1% on FY09
Net interest income	↑ 4%	• Mortgage growth, up 14% (1.4x bank system) with focus on proprietary channel growth (71% at 2H10 up 16bps on 2H09) • Business lending up 2% • Deposits up 10% (1.2x bank system) • Balance sheet growth offset by increased funding costs
Margins	↓19bps	• Higher retail and wholesale funding costs • Lower retail deposit margins reflecting increased competition • Mix impact of relatively higher growth in lower spread products across our lending portfolio
Non-interest income	↓ 20%	• Reduction in customer fees ($182m impact); lower redemption of loyalty points following Qantas program expiry in 2009 ($125m impact). Excluding these impacts, non-interest income up 5% on FY09
Expenses	↑ 3%	• Continued investment in higher skilled frontline staff; an expanded footprint, with additional 9 branches and 59 ATMs; and SIPs investment • Partially offset from efficiency improvements in support areas and lower card redemption charges ($94m)
Impairments	↑ 7%	• Impairment charges up $38m to $589m (down 5% on 1H10) • Consumer impairment charges up $57m, mostly credit cards and personal loans • Business impairment charges down $19m, slowing in the rate of emergence of new stressed exposures

The Westpac Group Investor Discussion Pack – November 2010 65

RAMS developing the franchise network and deepening customer relationships

Westpac RBB

Key features of FY10 result

- Money Magazine Non-Bank Lender of the Year 2010[1]
- Additional franchisees joined the network
- Focus on proprietary business resulted in a 28% drop in settlements, followed by the realisation of cost efficiencies
- Commenced sale of deposit bonds and established referral arrangements for the sale of home and contents insurance

RAMS franchisee mortgages settled in period ($m)



1,200
2,858
3,038
2008
2009
2010

- Cash earnings $9m (up from $2m FY09)
- Accounted for 18% of total $22bn net growth in Westpac RBB mortgages
- Franchisee mortgage settlements up 6% on FY09 and showing signs of improvement with 11% growth in the 2H10:
  - Re-financiers and investors offsetting reduction in First Home Buyers following the phasing out of First Home Owners Grant that was in effect during 2009:
    - First Home Buyer represented 16% of RAMS 2010 lending[2] down from 33% in 2009, with our First Home Buyer market share maintained
- Areas of focus:
  - Planned recruitment of 10 new franchisees in FY11
  - Customer-centric strategy encompassing evaluation and focus on key segments, enhanced service proposition, product development and sustained brand investment
  - Leveraging the strength of the brand to launch new products:
    - Introduced RAMS branded Home & Contents Insurance and Deposit Bonds
    - Developing RAMS branded online transaction capability for roll-out in FY11 to support RAMS expansion into new products

1 Money Magazine June 2010. 2 Represents the number of settlements.

The Westpac Group Investor Discussion Pack – November 2010 66

THE Westpac GROUP

Growing above system in key products with service led strategy

Westpac RBB

- Mortgages up 14% (1.4x banking system[1] for FY10) focused on service led strategy and proprietary channels:
  - Proprietary sales 71% 2H10, up 16bps on 2H09
- Other personal lending (including credit cards) down 1%
- Business lending up 2% (post adjustment for business transferred from WIB during year it was up 1%). Reduced exposure to property based lending (18% of FY10 book, down from 19%)
- Deposits up 10% (1.2x banking system[1] for FY10) driven by Term Deposit growth in 1H10 and online 2H10
- BT Super for Life customer numbers up 39%, helping BT Super for Life FUM for the Group reach over $1bn since launch in 2007

Westpac RBB growth versus banking system[1] (times)



Mortgage
Household deposit
2.0
1.5
1.0
0.5
System growth
2008
2009
2010

Business lending as at FY10 by industry (%)



21
18
14
10
10
8
7
6
6
Property
Agriculture
Business Services
Construction
Manufacturing
Retail
Wholesale trade
Transport
Other

Proprietary originated mortgage sales (%)



75
70
65
60
55
50
1H08
2H08
1H09
2H09
1H10
2H10

1 APRA Monthly Banking Statistics, 12 months to Sep10.

The Westpac Group Investor Discussion Pack – November 2010 67

THE Westpac GROUP

WIB continuing to build on strategic competitive advantages

WIB

WIB strategy
Westpac Institutional Bank's strategy is to enhance its core franchise by being the clear No.1 Australasian wholesale bank by focusing on high-return segments, improving cross-sell and further developing product distribution and capabilities across key products The division aims to leverage its competitive advantages to extend its No. 1[1] position by: ▪ Providing superior capabilities and institutional insights to customers to organically grow the business ▪ Investing in scalable best in class product capabilities in transactional and trade banking ▪ Expand industry expertise and enhance stability and reliability of technology for employees and customers

WIB brand strength

	Current	Change over year	Scorecard
Lead Bank Score[1]	No. 1*	No change	✓
Relationship Strength Index[1]	No. 1*	No change	✓
Overall customer satisfaction[1]	No. 1	No change	✓
Employee engagement	75%	- 6% points	✗
Customer revenue (% of revenue)	78%	+ 10% points	✓

Program	Details
Deepening customer relationships	▪ Improve industry segmentation of customers by focusing on coverage model and building front line sales capabilities (including tools, processes and aligning KPIs) ▪ Utilise industry and product expertise to develop bespoke and innovative financial solutions to better meet customer's specific needs
Maintaining transactional banking leadership	▪ Further invest in sector leading payments and transactional banking platform to improve system stability and enhance the ability to develop unique customer solutions ▪ Leverage sector leading on-line platform for supply chain financing
Distribution	▪ Capitalise on WIB's best in class product capability to expand sales through multiple brands ▪ Develop and invest in scalable technology platforms to support future business growth

1 Peter Lee Associates Large Corporates and Institutional Relationship Banking survey – Australia 2010. *Equal number 1.

The Westpac Group Investor Discussion Pack – November 2010 68

Strong performance and significant decline in impairment charges

WIB

Key features of FY10 result

- No.1 Australian Bank for FX for the third year running[1]
- Leading Debt Markets and Transactional positions driving solid returns
- Sector leading customer satisfaction through continued innovation and delivery of superior financial solutions
- High quality loan book saw no new large single name exposures

WIB cash earnings ($m)


361
(9)
232
(10)
1,405
(465)
1,514
Up 319%
FY09
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY10

Cash earnings	↑319%	▪ Cash earnings up 319% to $1,514m (down 12% on 1H10) ▪ Core earnings up 10% to $2,257m (down 13% on 1H10)
Net interest income	↓1%	▪ Repricing of facilities offset by lower loan balances ▪ Increased establishment and line fees – Majority of establishment fee income driven by scheduled amortisation (72%)
Non-interest income	↑ 18%	▪ Continuing uplift in fee income (predominately from unused limit fees) ▪ $51m from sales of non-core assets ▪ Partially offset by lower Markets income
Expenses	↑ 1%	▪ Increased performance related pay consistent with improved cash earnings ▪ Partially offset by the favourable translation of offshore expenses
Impairments	↓ 92%	▪ Impairment charges down $1,405 to $123m (down 32% on 1H10) ▪ Improved operating environment ▪ Reduction in overall exposure ▪ Favourable impact of factor changes of $124m

1 Euromoney FX poll 2008-10.

The Westpac Group Investor Discussion Pack – November 2010 69

Strong franchise supporting income in competitive environment WIB Debt Markets income down 23%: – Decrease in trading income from widening credit Income contribution by business segments ($m) 2H10 v 1H10 spreads as a result of impact of European economic conditions on local markets – Negative counterparty fair value adjustment 23% Transactional Debt Markets Transactional & Client Services income up 2% due to repricing benefits FX&CCE income up 2%. A good result given the more challenging environment +2% +2% FX&CCE & Client Services Premium Business Group income down 7%, due to migration of $2bn customer loans to Westpac RBB Equities income down 9% driven by lower broking volumes as the favourable market conditions in 1H10 were -7% Premium Business Group not sustained Hastings income up 24% including a gain on the sale of interests in Westpac Office Trust -9% Hastings Equities 2H09 1H10 +24% +3% Other 2H10 1 1 Other includes capital benefit. 0 250 500 750 70 The Westpac Group Investor Discussion Pack – November 2010 Lower lending offset by higher margins WIB 180 WIB continues to deepen corporate and institutional customer relationships: WIB net loans, deposits and margins (NIM) (bps) 75 70 62 51 150 160 170 - Customer revenue 78% of total revenue (up 10 percentage points from FY09) Net loans down 18% to $62bn: - Amount of committed facilities remained relatively flat 48 48 130 140 FY09 1H10 FY10 on FY09 - Continued de-gearing in the corporate segment - Most decline in property and financial institutional segments Net loans ($bn) Deposits ($bn) NIM (RHS) - Larger corporates in the portfolio continue to diversify their funding base - Customer migration of $2bn to Westpac RBB in 2H10 6% Movement in WIB lending ($bn) Deposits decreased by to $48bn, as customers sought to invest in higher return asset classes Net interest income down only 1% despite 18% decrease in loan balances (b 1H10) 75.3 61.5 (3.7) (3.3) (1.1) (5.7) Net interest margin up 25bps to 1.68% up 6bps on principally due to: - Continued benefit from repricing and line fees - Higher margins from appropriate pricing for risk - Partially offset by increased cost of funds 71 The Westpac Group Investor Discussion Pack – November 2010

Institutional asset quality improving Impaired exposures steady, below 1% of the WIB portfolio at 2H10: WIB provisions1 ($m) Top 10 Single Names (IAP) Other IAP - Top 10 impaired exposures account for 56% of impaired assets, down from 60% at 1H10 Increased write-offs in 2H10 Stressed exposures starting to moderate at 3% of the WIB tf li 1 t2H10 1,000 1,500 2,000 CAP portfolio1 at 2H10 although stressed assets and the total book have both reduced: - Top 20 stressed exposures account for 51% of stressed exposures 0 500 , 2H09 1H10 2H10 - Primary focus on resolving existing larger stressed assets Stressed exposures as a % of WIB TCE1 (%) 2 2.5 3 3.5 Watchlist & Substandard Impaired 5 16 27 20 Property and business services Manufacturing Trade (Wholesale & Retail) Utilities 0 0.5 1 1.5 5 5 11 11 Transport and storage Finance and insurance Property 1 2009 result and beyond includes Equities and a small number of St.George corporate and institutional customers but excludes Premium Business Group. Comparatives 2% f t t l 2H07 1H08 2H08 1H09 2H09 1H10 2H10 Other2 72 have not been restated and do not include St.George. Other includes industry sectors which individually comprise less than 2% of total exposure. The Westpac Group Investor Discussion Pack – November 2010 St.George Bank franchise strength remains strong and sector leading St.George Bank St.George Bank brand strength Current Change over year Scorecard St.George Bank strategy • A highly targeted segment driven strategy leveraging market leading over year Branches1 405 + 9 Customer facing FTE 4,805 + 292 NPS2 Consumer 4 3 + 5 1% points strategy, customer advocacy and well embedded local model. The core of this strategy is sustainable growth, with additional branches planned in 2011 • Emphasis on improved productivity going forward. St.George will further drive positive service differentiation by making it easier for – -4.3 5.1% point NPS3 – Business -4.2 + 17% points Customers 2.66m +33K Customers with 4+ products 24.2% + 2.6% points customers to do business with us, improving processes, reducing wait times and continuing to operate with an industry leading cost to income ratio • Reinforcing the proven value proposition of a bank that is ‘Big Program Details Employee engagement 81% - 1% point - Proprietary distribution4 62% + 12% points enough, small enough’ - a brand that represents a genuine understanding of its customers, and is committed to building their financial wellbeing Significant investment in people and branches Expanded frontline roles including concierges, small business experts and mortgage service specialists Additional 9 branches in FY10 with more identified for 2011, in areas that will provide maximum return on investment Roll-out of product offerings BT Super for Life launched in January 2010, above 19,000 customers Roll-leveraging The Westpac Group strengths Credit cards with rewards program launched, delivering good growth with around 20,000 customers Market leading banking services in SME Launched expanded Business Mentoring Program, a 9 month series of coaching workshops, offered free to 1,200 small businesses Range of innovative new products introduced to help businesses manage payments, superannuation and cash management 1 Branches change over year represents net additions. 2 Refer slide 14 for NPS Consumer details and definitions. 3. Refer slide 14 for NPS Business details and definitions. 4 Proprietary mortgage channel (including Mortgage Alliance) as at 2H10 and versus 2H09 73 2H09. The Westpac Group Investor Discussion Pack – November 2010

Cash earnings flat, aided by lower impairments St.George Bank Cash earnings ($m) Flat Cash earnings flat at $1,041m (up 21% on 1H10) Core earnings down 4% to $1,998m (down 3% on 1H10) Key features of FY10 result Home Lender of the year1; Best innovative banking product2 Excluding impact of decision to reduce fees, income up 1%, core earnings flat, and cash earnings up 5% on FY09 Net interest income 2% Mortgage growth up 8% (0.8x bank system3) Sound performance driven by a fall in impairment charges as commercial property sector stabilises Franchise strength measures strong, increasing lead on peers income given focus on proprietary channel Personal lending (including cards) up 10% (1.0x system3) Business lending down 5% from lower commercial property exposure Expanded front line, improved products per customer and expanded product range Reduced exposure to commercial property (36% of FY10 new business lending), now represents 41% of business lending portfolio, down from 45% St.George Bank cash earnings ($m) Deposits up 7% (0.9x bank system3) Margins 13bps Higher retail and wholesale funding costs Mix impact of relatively higher growth in lower spread products, Fee income rebased following customer fee changes 1,043 62 (107) (42) 83 2 1,041 Non-interest income 16% Reduction in customer fees ($68m impact) Excluding impact of fee cuts, non-interest income down 4% on FY09 Expenses 4% Continued investment in expanded footprint, with 9 14 ATM additional 292 t FY09 Net II on-II nses Impairment charges tex & NCI FY10 additionala 14 branches, 292 ATMs, customer facing staff, and SIPS investment Impairments 14% Impairment charges down $83m to $511m (down 46% on 1H10) Consumer impairment charges up $30m mostly due to personal loans and cards Business impairment charges down $113m as commercial property stabilises 1 As awarded by Australian Finance Review Smart Investor (Nov 09). 2 As awarded by Australian Banking and Finance for SENSE (Jun 10) and Canstar Cannex’s Innovation E ll A d f SENSE The Westpac Group Investor Discussion Pack – November 2010 Excellence Award for Apr 10). APRA Monthly Banking Statistics, 12 months to Sep10. BankSA core earnings strong, with above system growth St.George Bank Cash earnings Flat Cash earnings flat at $211m, representing 20% of St.George Bank cash earnings Key features of FY10 result I ti Core earnings up 5% to $322m Net interest income 9% Strong mortgage growth, up 11% Personal lending (including cards) up 7% Business lending up 1% Innovation Excellence Award1 for Bank SA savings account Strong revenue growth driven by solid gains versus system, across all lending and deposit categories Improved products per customer following introduction of Deposits up 12% Margins 6bps Higher funding costs feeding through to lower mortgage spreads, and to a lesser extent lower business spreads additional products through the year Net Promoter Score2 significantly ahead of peers at + 6.3% versus the average of the South Australian majors at 2.7% Impaired assets remain low p Mix impacts from relatively higher growth in lower spread products Non-interest income 14% $12m due to across the broad fees cut in Oct 2009 BankSA cash earnings ($m) Expenses 5% Increased investment in the front line 211 36 (12) (9) (15) Flat 211 Impairments 15m Impairment charges increased $15m Consumer performing well, with impairment charges up only $7m Modest increase in business impairment charges, up $8m FY09 Net II Non-II Expenses Impairments charges Tex NCI FY10 Flat g p 1 Cannex CANSTAR Award for BankSA Sense savings account, 2010. 2 Source for NPS: Roy Morgan Research – NPS of main financial institution Aged 14+. Major banks includes simple average for WBC ANZ CBA NAB and BankSA Data till Sep10 Net Promoter Score is a service mark of Bain & Company Inc Satmetrix Systems Inc and Mr Frederick Reichheld charg Tax F 75 WBC, ANZ, CBA, BankSA. Sep10. Company, Inc., Systems, Inc. Mr. Frederick Reichheld. The Westpac Group Investor Discussion Pack – November 2010

St.George focussing on proprietary distribution and reducing exposure to commercial property St.George Bank Mortgages up 8% (0.8x banking system1) as focussed on proprietary channels: St.George Bank growth versus banking system1 (times) - Proprietary sales 62%2 2H10, up 12 percentage points on 2H09 Credit cards and personal loans up 10%: - Credit cards grew 1.0x banking system1 0 6 0.8 1.0 1.2 System growth - Launched reward card, Amplify Deposits up 7% (0.9x banking system1) Business lending down 5%, from commercial property exposure reduced to 36% of new flow (versus 41% of portfolio) 0.0 0.2 0.4 0.6 Mortgages Household deposits Customers with 4+ products increased to 24% from 22% aided by expanded product range including reward cards, insurances and BT Super for Life 2008 2009 2010 Flow of new business lending by industry Proprietary originated mortgage sales2 (%) in FY103 (%) 7 4 3 Commercial Property Other Diversified Industries 60 65 ( ) 36 22 18 9 Professional & Business Services Manufacturing & Wholesale Leisure & Hospitality Health 50 55 1 APRA Monthly Banking Statistics, 12 months to Sep10. 2 Includes Mortgage Alliance. 3 Business lending incorporates both small business and corporate lending. St.George $150 illi Auto Finance 45 1H08 2H08 1H09 2H09 1H10 2H10 76 corporate customer segment includes customers with facilities that typically do not exceed million. The Westpac Group Investor Discussion Pack – November 2010 BT Financial Group leveraging our Australian customer base BTFG BT Financial Group brand strength S BT Financial Group strategy Current change over year Scorecard Customer facing FTE 1,420 + 73 Customers with wealth product 1.57m + 71K Customers with insurance product + 129K • Strategy built around more comprehensively meeting all Australian customers’ financial services needs including wealth, superannuation and insurance • The opportunity is significant, with less than 20% of the 1.0m Employee engagement 78% - 1% points - FUM (Average) $41.7bn + 13% FUA (Average) $77.5bn + 18% Group’s Australian banking customers having a wealth product with BTFG • In particular, BTFG aims to continue to: lead growth in platforms via BT Wrap and Asgard; have a stronger alignment Program Details Super for life FUM $1.0bn + 94% Insurance cross sell rate Various Slide 80 of the planner footprint with banking channels; and, accelerate growth in insurance through improved cross sell Frontline investment Improve ability to meet more customers’ wealth needs by: – Increasing financial planner productivity by 20% with better segmentation and alignment to high net worth and affluent segments – Enhanced professional development programs I– Increasing frontline capacity particularly in private banking Apply Westpac RBB branch learnings on wealth/super sales to St.George* Superannuation and insurance cross sell for St.George Bank is improving following the introduction of new sales skills techniques and products: – Home and Contents insurance cross sell at 43%, up from 30% at FY09 – BT Super for Life sales to 19,000 St.George customers since 1H10 launch p , g Platform enhancements Market share growth being driven by continuous platform investment and innovation including: new functionality for direct equities investments (bulk trading, model portfolios and more); inclusion of unitised annuities and improved online processes for tax in super 77 The Westpac Group Investor Discussion Pack – November 2010

Earnings growth driven by stronger fund flows and sound insurance result

BTFG

Key features of FY10 result

- Asgard won Best Investment Platform[1]; BT Wrap won Best Super Wrap Platform[1]; and BT Super for Life won Super Ratings' Fast Mover 2011[2]
- Earnings back on growth path supported by good flows and stronger asset markets
- Funds business continuing to grow share in key businesses, including platforms and BT Super for Life
- Solid growth in Life Insurance partly offset by high claims in General Insurance and weaker LMI Insurance with referral of LVR> 90% loans to a third party
- Continued improvement in Westpac RBB/St.George cross sell

FUA and FUM	Change FY09 – FY10 Average	Spot
BT Wrap/Asgard FUA	↑ 16%	↑ 4%
Corporate Super FUA	↑ 17%	↑ 5%
Total FUA	↑ **18%**	↑ **4%**
Retail FUM	↑ 6%	↓ (3%)
Institutional FUM	↑ 12%	↑ 2%
Wholesale FUM	↑ 24%	↑ 7%
Total FUM	↑ **13%**	↑ **1%**

Cash earnings	↑ 21%	• Cash earnings up 21% to $595m (down 2% on 1H10)
Funds management cash earnings	↑ 25%	• Cash earnings up 25% to $324m (down 12% on 1H10) • Average FUM up 13% (spot $42.5bn up 1%), with margins down 1bp • Average FUA up 18% (spot $79.9bn up 4%), with margins down 4bps • Sector leading platforms (BT Wrap/Asgard) • Expanding reach with BT Super for Life and Life Insurance on Wrap • BTIM[3] contributed $15m to BTFG result
Insurance cash earnings	↑ 3%	• Cash earnings up 3% to $197m (up 12% on 1H10) • Life insurance up 16% due to strong premium growth • General Insurance down 16%, impacted by an increase in claims • Lenders Mortgage Insurance down 3% • BTFG insurance sales through St.George showing significant improvement in Home & Contents, with strong upside still remaining
Capital and other cash earnings	↑ 76%	• Capital and other cash earnings up 76% to $74m (up 6% on 1H10) • Capital conservatively invested (mostly cash)
Expenses	↑ 1%	• Expense growth modest benefitting from merger synergies, supporting further front line investment, particularly advisers, private bankers and assistants (around 60 additional FTE)

1 AFR Smart Investor Blue Ribbon Awards, 2010. 2 SuperRatings Fund of the Year Awards 2011. 3 BTIM is BT Investment Management. For further information refer to their 2010 full year results at www.btim.com.au.

THE Westpac GROUP

The Westpac Group Investor Discussion Pack – November 2010 78

FUA - sector leading platforms and high market share of new business

BTFG

- Share of annual new business well above current market share in major categories
- Consistent net flows despite subdued growth for industry
- BT Wrap and Asgard platforms ranked No. 1 for market share and capturing over $1 in every $4 of all new flows
- FUA margins lower (down 4bps):
  - Changes in asset mix, with move to lower margin equity products
  - Higher volume rebates to customers as FUA rises
- BT Super for Life reached the $1bn FUM milestone (up 94%), and has over 200,000 customers, with sales averaging 1,400 per week in 2H10

Product	Current Aust. market share[1] Market share (%)	Rank	Share of annual new business[1] Market share (%)	Rank
BT Wrap/Asgard Platforms	20.1	1	27.0	1
Corporate Super	10.1	5	12.8	4
Retail (excludes cash)	18.9	1	33.8	1

FUA asset allocation (% of total)


6
2
18
15
23
36
6
1
18
14
18
42
6
1
19
15
18
42
Property
Other
International Equities
Fixed Income
Cash
Australian Equities
2H09
1H10
2H10

BT Super for Life growth in customer numbers and FUM


('000)
($m)
250
200
150
100
50
0
1200
900
600
300
0
Westpac
St.George
FUM (RHS)
Mar-09
Sep-09
Mar-10
Sep-10

1 Plan for Life, June 2010.

THE Westpac GROUP

The Westpac Group Investor Discussion Pack – November 2010 79

Insurance result aided by solid growth in life insurance and improved St.George cross sell BTFG Cash earnings up 3% to $197m Life Insurance cash earnings up 16%: Insurance cash earnings contribution ($m) 191 197 - 8% increase in net earned premiums with strong sales of life insurance products on Wrap platform - Loss ratio at 36%, down from 38% L d M t I h i d 3% 37 68 66 41 38 32 159 Lenders Mortgage Insurance cash earnings down 3%: - 0.4% decrease in net earned premiums, but a 66% fall in gross written premiums from June 2009 decision to insure loans with LVR > 90% with a third party 81 85 99 FY08 FY09 FY10 - Loss ratios at 23%, up from 13% as interest rates rise from the bottom of the cycle - Insurance claims $26m General Insurance cash earnings down 16%: Improvements in insurance cross sell rates1 (%) General LMI Life - 17% increase in net earned premiums - Loss ratio at 71%, up from 65% - Total claims of $139m an increase of 28% 33 23 30 18 32 16 Credit Card Protection Mortgage Secure St.George Bank FY09 St.George Bank FY10 Westpac RBB FY10 139m, 28%, predominantly from Melbourne and Perth storms St.George Bank cross sell rates1 materially improved for Home and Contents, but still further upside to get closer to Westpac RBB rates 70 47 43 49 30 51 Home & Contents Personal Loan Protection 1 Cross sell rates are defined as the number of risk sales divided by the total product sales. 0 20 40 60 80 80 The Westpac Group Investor Discussion Pack – November 2010 Westpac New Zealand1 – enhancing business and building momentum over 2H10 Westpac New Zealand Westpac New Zealand brand strength Current Change over Scorecard Westpac New Zealand strategy g year Branches2 204 +8 Customer facing FTE 3,548 +150 NPS3 – Consumer -14% + 7% points • Customer centric strategy that differentiates Westpac NZ by providing customers with an enhanced service experience • Sustained high investment in our people, delivering more capable bankers, particularly in credit driving better quality and f t l di d i i d l t t NPS4 – Business -28% + 10% points Customer numbers 1.23m + 21K Customers with 4+ products 47.1% + 2.7% points Employee engagement 79% unchanged - faster lending decisions made closer to our customers • Expansion focused on new smaller and high-tech community branches, providing new self-service options, available 24 hours • Funding investments through productivity and process i t Proprietary distribution5 70% unchanged - improvements Programme Details Westpac Local A simplified operating model supporting growth and development of strong local businesses led by skilled and empowered Operating Model bankers who deliver enhanced customer service and develop deeper relationships The Local Operating Model has been implemented in all 204 branches Opened 8 additional branches, including 6 in the Auckland geography All 1,100 retail lenders have received training and enhanced credit authority limits to enable better quality and faster lending d i i decisions Over 2,500 of our people have undertaken “Westpac Way” training, an enhanced and disciplined sales process that supports sustained growth Expand banker network Appointed an additional 100 Business Bankers, a large proportion are Local Business Managers, operating in branches. Being closer to customers is enabling these Local Business Managers to develop deeper customer relationships 1 Excludes WIB New Zealand. 2 Branches change over year represents net additions. 3 Nielson Consumer Finance Monitor Toplines (September 2010). The data provided shows the six month rolling average. 4 TNS New Zealand Business Finance Monitor rolling four quarters to September 2010. 5 Proprietary mortgage channel as at 2H10 versus 2H09 45 additional bankers within Retail Banking to serve customers in the new branches Localised risk functions established with dedicated credit officers operational in Hamilton, Wellington and Christchurch The Westpac Group Investor Discussion Pack – November 2010 81 2H09.

Strong uplift in earnings

Westpac New Zealand

Key features of FY10 result

- Won NZ Retail Excellence and Design Award for the new community format of Palmerston North Branch
- Improved business fundamentals with strong cash earnings growth, up 36%, with a particularly strong second half, up 58% on first half, supported by improved margins, effective expense management and reduced impairments
- Good quality growth and gains in market share, in all key products
- Sustained investment in people, particularly credit training
- More bankers in more places; Local Operating Model roll out; 8 new community branches; 7 branch refurbishments; and latest touch screen capabilities in 414 ATMs

Westpac NZ[1] cash earnings (NZ$m)



236
(33)
(59)
(5)
225
(42)
322
Up 36%
FY09
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY10

Cash earnings	↑ 36%	• Cash earnings up 36% to $322m (up 58% on 1H10) • Core earnings down 11% to $804m (up 10% on 1H10) • Excluding the impact of the decision to reduce fees, income down 2%, core earnings down 4% and cash earnings up 53%
Net interest income	↓ 3%	• Good volume momentum across sectors, with balance sheet growth in: – Mortgages up 6% (2.3x banking system[2]) – Business lending up 2% – Deposits up 6% (1.5x banking system[2])
Margins	↓ 13bps	• Higher funding costs and competition for deposits, outweighing balance sheet growth • Gain of 9bps in 2H10 as repricing flowed through
Non-interest income	↓ 14%	• Down $59m due to reduction in customer fees • Excluding impact of fee reductions, non-interest income was flat on FY09
Expenses	↑ 1%	• Productivity savings supported investment in expanded footprint, with additional 8 branches and 145 new bankers • 2H10 impacted by costs associated with Canterbury earthquake
Impairments	↓ 39%	• Impairment charges down $225m to $347m (down 33% on 1H10) • Consumer impairment charges down $38m, more stable housing and improved unsecured lending • Business impairment charges down $220m, due to a decline in large single name exposures • Updates to provisioning models and earthquake lifted provisioning by $33m

1 Excludes WIB New Zealand. 2 RBNZ, 12 months to September 2010.

THE Westpac GROUP

The Westpac Group Investor Discussion Pack – November 2010 82

Strong cash earnings momentum over recent halves

Westpac New Zealand

- Strong cash earnings momentum over recent halves as the economy improves, impairments subside and margins recover
- Investment in distribution, particularly in Westpac local is beginning to deliver with good growth ahead of system in all key products
  - Mortgages up 2% over 2H10 (2.2x banking system[2])
  - Business lending up 1% over 2H10 against a declining system
- Margins beginning to recover higher funding costs as low spread loans mature and are repriced to more appropriately reflect risk and higher funding costs
- Expenses relatively flat over the half while supporting further front-line investment and costs associated with the Canterbury earthquake
- Impairment charges ease as improving economy sees consumer and business stress easing. Additional NZ$10m provisioning overlay associated with Canterbury earthquake for potential stress that may emerge

Westpac NZ[1] cash earnings (NZ$m)



34
180
(28)
(24)
5
(42)
125
32
10
(4)
(35)
69
197
Up 268%
Up 58%
2H09
Impairments
Net Interest Income
Non-Interest Income
Expenses
Tax & NCI
1H10
Net Interest Income
Non-Interest Income
Expenses
Tax & NCI
Impairments
2H10

Net Interest Margin (%)



2.22
12bps
(14bps)
(11bps)
(2bps)
2.07
23bps
(12bps)
(4bps)
2bps
2.16
2H09
Assets
Liabilities
Wholesale Funding
Other
1H10
Assets
Liabilities
Wholesale Funding
Other
2H10

1 Excludes WIB New Zealand. 2 RBNZ, 6 months to September 2010.

THE Westpac GROUP

The Westpac Group Investor Discussion Pack – November 2010 83

Improved competitive position, gaining share across all key products Westpac New Zealand Performance in home lending has been strong and risk well managed Westpac has gro n at 5 6% o er the ear hile the Housing Credit Growth (3 month rolling3) 10% - grown 5.6% over year while system has grown 2.5%1 - Achieving a system multiple of 2.32 versus subdued system in 2H10 Business lending has continued to grow this year while the 6% 8% Westpac System system contracted - Westpac growth was 2.1% while the system contracted by (4.6)%1 Retail deposits grew in what was a highly competitive year for 0% 2% 4% deposits - Westpac grew at 6.8% while system grew at 4.5%1 Business Credit Growth (3 month rolling3) Retail Deposits Growth (3 month rolling3) Sep-09 Dec-09 Mar-10 Jun-10 Sep-10 8% 16% Westpac System 15% 20% 25% 30% Westpac System -8% 0% 0% 5% 10% 1 RBNZ, 12 months to September 2010. 2 RBNZ, system multiple calculated as a 12 month rolling average, to September 2010. 3 Annualised 3 month cumulative growth rate. -16% Sep-09 Dec-09 Mar-10 Jun-10 Sep-10 -5% Sep-09 Dec-09 Mar-10 Jun-10 Sep-10 The Westpac Group Investor Discussion Pack – November 2010 84 New Zealand1 consumer portfolio improving Westpac New Zealand Consumer delinquencies have generally improved since FY09, reflecting the improved economic diti New Zealand 90+ day delinquencies (%) conditions New Zealand mortgage 90+ day delinquencies were flat at 75bps for the year New Zealand mortgage delinquencies remain 1 0 1.5 2.0 Mortgages Other consumer higher than the Group’s Australian portfolios, reflecting the relative severity of the recent recession 0.0 0.5 1.0 Other consumer 90+ day delinquencies were 117bps at FY10, down 39bps (down 37bps on 1H10): - Credit cards ( around 85% of unsecured New Zealand mortgage delinquencies (%) FY05 FY06 FY07 FY08 FY09 FY10 % consumer TCE) 90+ day delinquencies were 97bps at FY10, down 21bps (down 19bps on 1H10) 0 6 0.8 1.0 % of Portfolio 30-60 Days % of Portfolio 90+ Days 0.2 0.4 0.6 1 Excludes WIB New Zealand. 0.0 Mar-07 Sep-07 Mar-08 Sep-08 Mar-09 Sep-09 Mar-10 Sep-10 85 The Westpac Group Investor Discussion Pack – November 2010

New Zealand[1] mortgage portfolio stabilised – good quality growth

Westpac New Zealand

- New Zealand mortgage portfolio NZD$34bn
- Quality of portfolio remains high:
  - Well collateralised
  - With 70% originated through proprietary channel
  - Low Doc lending less than 1% of portfolio
- Good quality growth in FY10:
  - 85% of loans originated with an LVR <80%
  - Approximately 1% of new mortgages originated with an LVR >90%
- High levels of investment in training for customer facing bankers, with a particular focus on credit and risk
  - Over 3,500 days of training delivered in FY10
- Improved risk framework and governance, including:
  - Localised risk functions established across the business to better appreciate local conditions and provide stronger support to the network



New Zealand mortgage portfolio (%)
8
27
65
Other 2
Standard floating
Fixed



New Zealand mortgage portfolio LVR3 distribution (%)
100
80
60
40
20
0
9
14
77
1
14
85
Greater than 90%
Between 80 - 90%
Less than 80%
Total Portfolio
FY10 New Flows

1 Excludes WIB New Zealand. 2 'Other' includes revolving credit loans (variable rate loans that allow the borrower to withdraw funds up to a limit) and capped loans (fixed interest rate for 1 year, changing to a floating rate if it drops below the fixed rate). 3 LVR based on current balance and current assessment of property value.

THE Westpac GROUP
The Westpac Group Investor Discussion Pack – November 2010 86

New Zealand[1] business portfolio stabilised

Westpac New Zealand

- Stressed exposures 15.57% of New Zealand business TCE, down 67bps (down 40 bps from 1H10):
  - Signs of stabilisation in the transaction managed portfolio, with no large single name downgrades into stress
  - Stressed exposures are more broadly based given length of recession in New Zealand
  - Top 20 stressed exposures account for 34% of stressed exposures, up from 32% in FY09
- Impaired exposures 2.58% of New Zealand business TCE, up 114 bps (up 40 bps from 1H10):
  - Majority of increase over FY10 driven by property sector companies downgraded from watchlist and substandard
  - Top 10 impaired exposures account for 51% of impaired exposures, up from 29% in FY09



Stressed exposures as a % of New Zealand Business TCE (%)
16
12
8
4
0
Watchlist and Substandard
90 days past due well secured
Impaired
2005
2006
2007
2008
1H09
2H09
1H10
2H10
3
13
4
36
14
30
Property
Agriculture, Forestry and Fishing
Manufacturing
Wholesale trade
Retail trade
Other2

1 Excludes WIB New Zealand. 2 'Other' includes accommodation, cafes and restaurants, transport, finance and insurance.

THE Westpac GROUP
The Westpac Group Investor Discussion Pack – November 2010 87

Pacific Banking earnings impacted by economic conditions and FX translation

Pacific Banking

FX impact on earnings: FY10 v FY09 (% change)	Reported	Excl. FX translation
Net interest income	(10)	7
Non-interest income	(30)	(16)
Expenses	8	13
Impairment charges	96	96
Tax & non-controlling interests	0	21
Cash earnings	(21)	(5)

Pacific Banking cash earnings ($m)


102
(9)
(20)
(7)
22
9
97
(16)
81
Down 21%
FY09
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY10 excluding FX
FX trans
FY10 reported

Cash earnings	↓ 21%	• Cash earnings down 21% to $81m, impacted by lower foreign exchange income in PNG • Earnings further impacted by negative translation differences due to strong AUD. Excluding FX, cash earnings down 5% • Core earnings down 26% to $125m
Net interest income	↓ 10%	• Mainly due to currency translation impacts • Local currency growth in loans and deposits positive: – Loans up 6% – Deposits up 14%
Margins	↓ 8bps	• Margins lower from regulatory changes but improved in 2H10
Non-interest income	↓ 30%	• Mainly attributable to lower FX earnings in PNG
Expenses	↑ 8%	• Expenses increased marginally in local currency but were offset by translation effects in A$
Impairments	↓96%	• Impairments charges down $22m to $1m • Returned to more normal levels, having been unusually high in FY09 due to a large single name stressed exposure and a downgrade of Fiji's country rating

THE Westpac GROUP
The Westpac Group Investor Discussion Pack – November 2010
88

THE Westpac GROUP

Asset Quality and Risk Management

November 2010

Asset quality

Low risk balance sheet composition

Balance sheet composition as at 30 Sep 2010 (%)


Cash
Receivables due from other financial institutions
Trading securities, financial assets at FV and avs securities
Derivative financial instruments
Loans
Life insurance assets
Strongly weighted to customer lending, with low % of trading assets
2%
1%
3%
2%
9%
6%
77%
Business lending 22%
Mortgages 65%
Corporate 9%
Other consumer 4%

Exposure by risk grade[1] as at 30 September 2010 ($m)							
Risk grade	Australia	NZ / Pacific	Americas	Europe	Asia	Group	*% of Total*
AAA to AA-	61,036	4,259	1,130	341	121	66,887	10%
A+ to A-	30,574	2,989	1,282	1,651	359	36,855	5%
BBB+ to BBB-	41,447	6,576	1,280	1,358	667	51,328	8%
BB+ to BB	49,296	6,165	302	532	386	56,681	8%
BB- to B+	54,718	5,007	115	141	-	59,981	9%
<B+	16,763	2,685	137	178	31	19,794	3%
Secured consumer	321,018	30,343	-	-	-	351,361	51%
Unsecured consumer	38,131	3,495	-	-	-	41,626	6%
Total committed exposure	**612,983**	**61,519**	**4,246**	**4,201**	**1,564**	**684,513**	
Exposure by region (%)	90%	9%	<1%	<1%	<1%		100%

1 Exposure by booking office.

The Westpac Group Investor Discussion Pack – November 2010 90

Asset quality

Portfolio focused on consumer mortgages

Total committed exposure[1] by customer segment (%)


Includes St.George
100
80
60
40
20
0
35
33
29
26
25
24
19
19
21
20
19
19
40
42
44
48
50
51
6
6
6
6
6
6
Sep-08
Mar-09
Mar-09
Sep-09
Mar-10
Sep-10
Other Consumer2
Consumer Mortgages
Business
Corporate

- Consumer mortgages comprise approximately 51% of total committed exposures for the Group
- FY10 portfolio growth driven by mortgages, with little increase in other portfolios

Total committed business and corporate exposure[1] by risk grade (% of Group TCE)


Includes St.George
60
50
40
30
20
10
0
15
12
11
10
10
10
8
9
8
6
5
5
12
12
9
8
8
8
18
17
20
19
18
17
1
2
2
3
3
3
Sep-08
Mar-09
Mar-09
Sep-09
Mar-10
Sep-10
<B+
BB+ to B+
BBB+ to BBB-
A+ to A-
AAA to AA-

- Total business and corporate exposures have reduced as commercial property exposures declined and companies continue to de-gear
- Portfolio quality has stabilised from FY09

1 Total committed exposures include outstanding facilities and un-drawn commitments that may give rise to lending risk or pre-settlement risk. 2 Other consumer includes credit cards, personal lending and margin lending.

The Westpac Group Investor Discussion Pack – November 2010 91

Portfolio diversified across industries Asset quality Total committed exposure and outstandings – as at 30 September 2010 ($m) Property Finance and insurance Outstandings Undrawn commitments1 Government administration and defence Manufacturing Trade Transport and storage Agriculture, forestry and fishing Services • Exposure to Property Construction Utilities Property and business services continues to decrease – now 7.7% of Group TCE (down from 10% at Dec 2008) 4 Other Mining Accommodation, cafes and restaurants • Overall industry mix remains broadly stable 1 Undrawn includes commitments that may give rise to lending risk. 2 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. 3 Property includes both residential and non-residential property investors and developers, and excludes real estate agents. 4 Construction includes building and non-building construction, and industries servicing the construction sector. 0 15,000 30,000 45,000 60,000 75,000 90,000 The Westpac Group Investor Discussion Pack – November 2010 92 Low single name concentrations Asset quality Top 10 single name exposures to corporations and NBFIs continue to be below 2% of total Top 10 exposures to corporations and NBFIs – as a % of TCE1 (%) committed exposures Largest corporation and NBFI single name exposure represents 0.3% of TCE and is largely undrawn 2 3 All of the top 10 exposures to corporations and NBFIs are above investment grade 7 of top 10 Corporate and NBFI exposures rated 0 1 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 A- or above (up from 6 at 1H10) Top 10 exposures to corporations and NBFIs as at 30 September 2010 ($m) equivalent A BBB A A P rating or BBBAAAA BBB AS& 1 Includes St.George from 2009 onwards. 0 200 400 600 800 1000 1200 A- 2000 The Westpac Group Investor Discussion Pack – November 2010 93

Stressed exposures continue to stabilise in 2H10

Asset quality

- Stressed exposures at 320bps, up 11bps (up 2bps on 1H10), as credit quality conditions stabilise
- Fewer facilities downgraded to stressed categories, focus is on actively managing existing stressed facilities
- However, overall level of stress remains high, with more facilities downgraded than upgraded:
  - Watchlist and Substandard to TCE at 207bps, down 16bps (down 12bps on 1H10), due to:
    - Decline in new accounts entering stress
    - Downgrades into impaired or 90 days past due but well secured grades
  - 90 days past due but well secured to TCE at 46bps, up 17bps (up 10bps on 1H10), includes some commercial property accounts and increasing consumer mortgage delinquencies
  - Impaired assets to TCE at 67bps, up 10bps (up 4bps on 1H10), majority of new impaired assets >$10m in commercial property and previously identified as stressed


Stressed exposures as a % of total committed exposures[1] (%)
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
Impaired
90 days past due well secured
Watchlist & substandard
2001
2002
2003
2004
2005
2006
2007
2008
1H09
2H09
1H10
2H10

1 Westpac's impaired assets from 2005 reflect APRA's prudential approach to the adoption of A-IFRS by ADIs to include consumer accounts > 90 days past due but not well secured. Includes St.George from 1H09 onwards.

The Westpac Group Investor Discussion Pack – November 2010 94

Drivers of stressed exposures in FY10

Asset quality

- Property & business services remains the industry sector experiencing most stress, although conditions amongst larger businesses have stabilised – 2H10 reduction due mainly to repayments and upgrades
- Consumer lending stressed exposures have increased in FY10 as delinquencies rose, particularly in mortgages portfolio due to the impact of rising interest rates
- At this point in the economic cycle, there are still a number of industries where stressed exposures have continued to rise, such as Agriculture, Services, Accommodation & Cafes, and Transport & storage


Stressed exposures by industry ($bn)
FY08
1H09
FY09
1H10
FY10
10,000
8,000
6,000
4,000
2,000
0
Property & business services
Manufacturing
Consumer lending
Wholesale/retail trade
Agriculture, forestry & fishing
Services
Accommodation & cafes
Transport & storage
Construction
Finance & insurance
Utilities
Mining
Other

The Westpac Group Investor Discussion Pack – November 2010 95

Asset quality

Composition of impairment charges

Impairment charges by quarter ($m)


1100
900
700
500
300
100
-100
Institutional 1
Aust Business 2
Aust Consumer
New Zealand
Other (incl. Eco Overlay)
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10

1Q09	2Q09	3Q09	4Q09	1Q10	2Q10	3Q10	4Q10
Dominated by companies directly impacted by GFC	Economy impacting commercial sector Margin lending Higher economic overlay	Development property in Australia and New Zealand Early signs of small business stress	Development property in Australia, mostly WA and SE Qld Small business stress continuing	No institutional charge given provision releases Lower NZ and Australian business	Consumer stress increased from lag effects of slowing economy Downgrades in commercial property	Secured consumer delinquencies continue to drift upwards Fewer new large stressed assets emerging	Rate of new stress across the portfolio slowing Unsecured consumer delinquencies improved $49m Economic overlay unwound

1 Westpac Institutional Bank customers excluding PBG. 2 Australian business includes business customers in St.George, Westpac RBB, and Premium Business Group (PBG) (which are mostly commercial customers with exposures between $10m to $100m).

THE Westpac GROUP
The Westpac Group Investor Discussion Pack – November 2010 96

Asset quality

Commercial property portfolio well diversified

- Managed commercial property lower since merger with St.George
- Commercial property represents 8% of TCE and 9% of gross lending, down from 10% and 13% respectively at its peak in December 2008
- Portfolio is well diversified across names, states and sectors
- Sub-limits for exposures >$10m are actively monitored to limit concentrations to developers, investors, diversified property groups and property trusts
- Commercial sector includes offices, as well as groups diversified across multiple asset classes including office and non-office properties

Commercial property portfolio composition by borrower type (%)


17
20
51
12
Exposures <$10m
Developers >$10m
Investors >$10m
Diversified Property Groups and Property Trusts >$10m

Commercial property portfolio composition by sector (%)


8
16
57
19
Commercial offices & diversified groups
Residential
Retail
Industrial

Commercial property portfolio composition by region[1] (%)


27
23
14
7
8
8
13
NSW & ACT
VIC
QLD
SA & NT
WA
NZ & Pacific
Institutional

1 Geographic regions are shown by booking office location, New Zealand excludes WIB-managed exposures.

THE Westpac GROUP
The Westpac Group Investor Discussion Pack – November 2010 97

Commercial property is the source of most stress, but showing some signs of improvement

Asset quality

Segment[1] Exposures		% of Group TCE	% Stressed[2]	Mvmt in % stressed (FY10 v FY09)	Comments
Australia <$10m		3.5	13.2	↑ 3.0	▪ Diverse portfolio, with market turnover and development activity more resilient than for larger assets ▪ Moderate increase in stressed exposures consistent with general portfolio trends
Australia >$10m	Diversified property groups and property trusts[3]	1.3	8.6	↓ (0.5)	▪ Stressed percentage declined over year mainly driven by upgrades as customers reduced gearing
	Investment	1.5	12.1	↑ 3.5	▪ Higher stressed exposures as rental market conditions weakened for some asset types and locations
	Development	0.9	37.8	↑ 12.2	▪ Increase in stressed percentage reflects both downgrades and 25% runoff in segment during the year, mostly during 1H10 ▪ Dollar amount of stressed exposure reduced by 14% in 2H10, with impact on stress percentage mostly offset by a reduction in overall segment exposure as development projects were completed
New Zealand		0.5	21.4	↓ (1.5)	▪ Performance improved modestly but continues to be weaker than portfolio average, reflecting continued softness in economic conditions
Total[4]		7.7	15.5	↑ 2.9	▪ 8% of TCE and 9% of gross lending at September 2010 down from 10% & 13% respectively at December 2008

1 Geographic segments are shown by booking office location, New Zealand excludes WIB managed exposures. 2 Stressed exposures include watchlist, substandard, 90+ days past due well secured and impaired assets. 3 Includes exposures relating to both investment and development activities. 4 Total includes $248m of Pacific Banking exposures.

The Westpac Group Investor Discussion Pack – November 2010 98

Economics

November 2010

Australian and New Zealand economic outlook

Economics

Key economic indicators as at September 2010		Calendar year		
		2009	2010f	2011f
World	GDP	-0.6	4.4	3.8
Australia	GDP	1.2	3.5	4.0
	Private consumption	1.7	3.3	3.5
	Business investment[1,2]	-2.6	1.7	13.0
	Unemployment – end period	5.5	4.9	4.9
	CPI headline – year end[3]	2.1	2.7	3.2
	Interest rates – cash rate	3.75	4.75	5.25
	Credit growth, Total – year end	1.6	3.5	6.0
	Credit growth, Housing – year end	8.3	7.5	7.0
	Credit growth, Business – year end	-6.9	-2.0	4.0
New Zealand	GDP	-1.6	2.0	4.2
	Unemployment – end period	7.3	6.4	5.0
	Consumer prices	2.4	3.9	1.9
	Interest rates – official cash rate	2.5	3.0	4.5
	Credit growth – Total[3]	0.8	0.4	4.2
	Credit growth – Housing[3]	3.3	3.0	3.9
	Credit growth – Business (incl. agriculture)[3]	-2.0	-2.8	4.5

Source: Westpac Economics

1 GDP and component forecasts were updated following the release of quarterly national accounts. 2 Business investment adjusted to exclude the effect of private sector purchases of public assets. 3 Annual average percentage change basis.

The Westpac Group Investor Discussion Pack – November 2010 100

Credit growth expected to improve

Economics


Credit growth (%)
30
25
20
15
10
5
0
-5
-10
-15
Forecasts to end 2011
Sep-00
Sep-02
Sep-04
Sep-06
Sep-08
Sep-10
Aust. housing
Aust. business
Total credit (Aust)
Total credit avg (Aust)
Total housing avg (Aust)
Total credit (NZ)

Sources: RBA, RBNZ, Westpac Economics

The Westpac Group Investor Discussion Pack – November 2010 101

Australian economy is diversified and flexible Economics Australia is a diversified, flexible economy and not dependent on any one sector 15% Manufacturing Australia’s economy 2009/10 (% of GDP) The services sectors are significant and continue to grow in importance Proximity to the relatively fast growing Asian region is a positive for exporters and for business investment 8% 7% 7% 3% 10% 5% Construction Mining Rural Utilities & transport Wholesale & retail trade This supports positive medium-term growth prospects. Currently, external demand strength is evident – boosting the resource rich states If 7% 9% 11% 10% 3% 5% Property & business services Finance Communication services H'hold services Education & health external demand were to moderate, Australia has a demonstrated ability to rebalance growth towards domestic demand The freely floating exchange rate is a key mechanism facilitating such a rebalancing Labour hoarding ( index) Gov't admin defence Other 1 Other is dwellings and taxes less subsidies. Source: ABS If the stimulus from world growth were to moderate the impact could be cushioned by aggressive policy stimulus given public debt remains very low 114 118 122 114 118 122 +0.3%) g Level of interest rates provide monetary policy flexibility Labour market flexibility has been a strength. During the downturn firms responded by reducing hours worked, rather than widespread retrenchments, greatly enhancing 98 102 106 110 98 102 106 110 Hours worked Employment -2.0% job security and confidence Dec-02 Dec-04 Dec-06 Dec-08 Dec-10 Sources: ABS, Westpac Economics The Westpac Group Investor Discussion Pack – November 2010 102 Interest rates and the inflation challenge Economics The success of Australia in navigating the global downturn creates its own challenges. Notably, the economy begins this cycle with limited spare capacity Core inflation, back in the band – but risks remain 6 6 %qtr %yr The unemployment rate, which climbed from a pre-crisis low of 4.0% to a peak of 5.8% in the second half of 2009, declined to 5.1% by mid-2010 2 3 4 5 2 3 4 5 avg RBA core CPI* %qtr (rhs) avg RBA core CPI* %yr (lhs) f/c to end- 2012 As with all mining booms in the past, inflation pressures will be a key policy challenge Annual core inflation has moderated, declining from a peak of 4.7% in 2008 to 2.4% in Q3 2010. But, the outlook 2% to 3% -1 0 1 -1 0 1 is for core inflation to to the upper half of the to target band from around mid-2011 The RBA, after promptly normalising interest rates over late 2009 and early 2010, will continue to “lean against RBA Labour market tightens: wage pressures Sources: ABS, RBA, Westpac Economics Sep-94 Sep-98 Sep-02 Sep-06 Sep-10 strength” in the economy. The RBA began this process in November, lifting rates by 0.25%. Interest rates forecast to rise further, to above average levels during 2011 In this mining boom, the freely floating exchange rate will take some of the pressure off interest rates Already the 8 10 12 2 4 6% %yr employment trend (lhs) unemployment rate (rhs) f/c to end-2012 rates. Already, currency has appreciated significantly in response to the higher terms of trade Moreover, the flexible labour market reduces the risk of a widespread acceleration in wage inflation 4 6 -2 0 qtr avg Sources: ABS, Westpac Economics 2 -4 Jan-80 Jan-85 Jan-90 Jan-95 Jan-00 Jan-05 Jan-10 The Westpac Group Investor Discussion Pack – November 2010 103

Current account deficit is sustainable Economics Australia is an economy where investment opportunities exceed savings – both savings and investment are Investment, savings & the current account (% of GDP) 6 30 Investment (rhs) % GDP % GDP elevated in Australia relative to its OECD peers The 2010 current account deficit is expected to be $41bn or 2.8% of GDP, down from 4.4% in 2009 Australia’s deficit is not associated with fiscal problems, 0 2 4 15 20 25 Savings (rhs) Current account* (lhs) credit excesses or an inefficient public sector: - The deficit is a private sector deficit - Business investment is productive – with no major -6 -4 -2 Aust US UK Jpn Can NZ Esp Deu 0 5 10 Euro structural imbalances in the economy - The deficit varies with the cycle, with no trend deterioration in the last 25 years: - Averaged 4.6% over 2nd half of 1980s, 3.9% Gross debt liabilities by agent (% of GDP) Sources: OECD (latest estimates Jun-09 to Mar-10), Westpac Economics *Difference between investment and savings zone over the 1990s and 4.6% over 2000’s The nature of the Australian economy (relatively small number of large companies and low government debt) sees the funding of the current account deficit largely 60 80 Public non-financial corporations Other financials Banks Government from the banking system: - Sustainable funds subject to commercial disciplines - 90% of offshore borrowing currency hedged 0 20 40 Sources: ABS, Westpac Economics Dec-89 Dec-94 Dec-99 Dec-04 Dec-09 The Westpac Group Investor Discussion Pack – November 2010 104 China’s fundamental outlook is solid Economics There are a number of reasons to be confident that Chinese growth will remain high and its resource intensity will continue to i Australian export market through time % of total 1990 rise Westpac Economics expects Chinese growth to average 9.75% in the first half of the coming decade and 8.5% in the second half GDP 15 20 25 30 2000 2006 2010e China does not have a housing bubble: mortgage debt to is less than 15% and equity in the housing stock is around 60%. LVRs have never gone above 80% and have generally been around 70% for owner occupiers and 60% for investors China is driven by internal demand, not exports. The economy is 0 5 10 investment led, as it should be with a weak technological base and a low level of capital stock per worker. As exports don’t drive investment (export sectors contribute less than 3ppts of 25% annual growth) they don’t drive growth now and are unlikely to do so in the future Sources: ABS, Westpac Economics China’s resource intensive trajectory Steel consumption (tons) per capita China India Japan Korea ASEAN Urbanisation is paramount. By 2030, China needs to build 150 million net new dwellings; 170 urban transit systems and 50,000 skyscrapers. Steel demand per head will more than double to a peak around 750kgs per capita in 2024 0.6 0.8 1.0 Taiwan Korea Japan Spain Italy China Size of bubbles indicates relative population There are some obvious risks, the major one being the unpredictable pace and intensity of financial liberalisation measures. However, China’s huge current account surplus, strong fiscal position and enormous accumulation of FX reserves are a strong backstop. But China is still at a point in its 0.0 0.2 0.4 China today USA India Brazil Germany UK Aust Russia South Africa Mexico Canada France 2024* development where growth comes easy. East Asian experience shows that growth remains high until at least the $US12k per head level: China is only half way Sources: Westpac Economics, CIA, IISI, IMF, UN, World Bank. * Source: McKay, Sheng and Song (2010). -0.2 -10 0 10 20 30 40 GDP (‘000) per capita The Westpac Group Investor Discussion Pack – November 2010 105

Credit growth has passed the low point Economics Australia has passed the low point in the current credit cycle, consistent with the economy emerging from the Credit growth & nominal activity (% annualised) 32 32 downturn during the second half of 2009 An improvement in credit growth is evident, but it is gradual at this early stage of the upturn – as was the case in past cycles 8 16 24 8 16 24 credit non-farm GDP f csts to end 2011 Business and household incomes are now strengthening, enhancing the ability to borrow Notably, national income is receiving a boost from a turnaround in the terms of trade as key commodity prices -8 0 -8 move higher. Nominal non-farm GDP growth is forecast to be a healthy 9% through 2010, after reaching a low of about -1% (yearly) in September 2009 Westpac Economics forecasts private credit growth to Sources: ABS, Westpac Economics Jun-85 Jun-90 Jun-95 Jun-00 Jun-05 Jun-10 Business credit & investment (% annualised) accelerate, from 1.5% through 2009, to 3.5% through 2010, strengthening to around 6% through 2011 Business investment is set to begin an upswing that will drive a turnaround in business credit, from -7% through 20 30 40 20 30 40 business credit investment f'csts to end 2011 2009 to –2% through 2010 and +4% through 2011 Housing credit growth is expected to be around 7.5% through 2010 and to remain around that pace through 2011. Interest rates will continue to keep housing growth 20 - 20 -10 0 10 in check -Jun-85 Jun-90 Jun-95 Jun-00 Jun-05 Jun-10 -Sources: ABS, Westpac Economics The Westpac Group Investor Discussion Pack – November 2010 106 Australian commercial property – signs of stabilisation Economics The Australian commercial property market has shown signs of stabilisation over the last 12 months Average capital values per square metre ($ psm) 8,000 Property values appeared to reach the bottom around 3Q09 and have been largely flat since - Between 2007 and 2009 property values, on average, reduced by around 12% for retail, 16% for office and 3,000 4,000 5,000 6,000 7,000 Retail Office Industrial 19% for industrial properties nationally Property yields have also shown signs of stability into the 2Q10, and are now close to 10 year averages 0 1,000 2,000 Jun-86 Aug-87 Oct-88 Nov-89 Jan-91 Mar-92 May-93 Jul-94 Sep-95 Nov-96 Jan-98 Mar-99 May-00 Jul-01 Sep-02 Nov-03 Jan-05 Mar-06 May-07 Jul-08 Sep-09 - This has largely been due to the more positive outlook for the Australian economy and relatively low levels of new supply, reducing the concern around the potential challenge to tenant security and property income Source: IPD investment performance index July 2010 Australian commercial property yields (%) With generally improving market fundamentals, investor interest is lifting although general sentiment remains cautious, with prime income secure stock attracting the majority of demand 4 0% 6.0% 8.0% 10.0% 12.0% Average yield June 2010 Average yield 2Q00 - 2Q10 0.0% 2.0% 4.0% Source: CB Richard Ellis, analysis Westpac Property The Westpac Group Investor Discussion Pack – November 2010 107 Prime Office Secondary office Prime industrial Secondary industrial CBD retail Regional SC Sub Regional SC Neighbourhoods Bulky Goods 10 year bond

Australian office property – new supply low, vacancy rates near peaks, but well below 1990s levels Economics Vacancy in the Australian office market lifted in the six months to July 2010 as new supply exceeded rising Australian commercial property supply (% of stock) 14% 16% Current vacancy (July 2010) Stock under construction 2H10 demand: - CBD market vacancy rose to 8.9% in July, from 8% in January, but is below 20 year averages - Non CBD market vacancy was largely stable at 12.2% 2% 4% 6% 8% 10% 12% 2011 2012 but is above average Demand, as measured by net absorption, improved significantly in the six months to July 2010 to some 333,000 sq.m., well above the long term average of 175,000 sq.m. 0% The positive economic and employment outlook should ensure net absorption remains positive in coming years, although slows closer to average growth. There have been limited new construction starts in the Australian commercial property vacancy rates (%) Source: PCA OMR 7/10, Analysis Westpac Property Australian office market in recent years. As such future new supply is expected to be matched by demand in most markets, resulting in vacancy either having peaked or nearing the peak in many markets: 10% 15% 20% 25% 30% 35% 1991-1993 peak vacancy Current vacancy (July 2010) Forecast peak vacancy - Highest supply is due in Perth CBD over the next three years. While resource led demand is expected to increase, take up needs to rise significantly to absorb the space. 0% 5% - While supply in Brisbane and Canberra nears the end the cycle, the impact of recent completions has lifted vacancy close to or above the 1990s peak. Source: PCA OMR 7/10, Forecast Westpac Property The Westpac Group Investor Discussion Pack – November 2010 108 New Zealand economy – recovery underway, though slower than expected Economics New Zealand GDP growth (%) The New Zealand economic recovery continued in the first half of 2010, albeit slower than expected. GDP grew just 0.2% in the June quarter to be up 1 9% on a year ago Drought is part 8 8 Qtr % chg quarter, 1.9% ago. of the reason for the recent weakness, but not all of the weakness So far, the recovery has tended to be concentrated on larger firms and the goods-producing sectors, and has been more 2 4 6 2 4 6 Annual average % change Westpac forecasts reliant on foreign rather than domestic consumption Export volumes are up across a broad range of goods, while commodity prices are near multi-decade highs, both in international and NZ dollar terms. The export sector is expected to remain at the forefront of New Zealand’s recovery -4 -2 0 -4 -2000 2003 2006 2009 2012 Source: Statistics NZ, Westpac. Economics Domestic sectors of the economy have been slower to participate in the recovery. Consumers have been weighed down by the weak housing market, high debt levels, and subdued income growth. Meanwhile, the construction sector Commodity prices (Index, July 1986 = 100), activity has not been as robust as expected, although it did increase in the June quarter. Reconstruction following the Canterbury earthquake will see this sector contribute solidly to growth over the coming year GDP growth of close to 2% is expected by Westpac Economics 150 200 250 300 NZD Index World Index in calendar 2010, rising to just over 4% in 2011 In comparison, the RBNZ has dramatically downgraded its GDP, inflation and interest rate projections. The RBNZ’s new 90-day rate track is consistent with an OCR on hold through to 0 50 100 March 2011, and a peak rate of 4.5% (from 6% in June) Jan-90 Jan-91 Jan-92 Jan-93 Jan-94 Jan-95 Jan-96 Jan-97 Jan-98 Jan-99 Jan-00 Jan-01 Jan-02 Jan-03 Jan-04 Jan-05 Jan-06 Jan-07 Jan-08 Jan-09 Jan-10 Source: ANZ National The Westpac Group Investor Discussion Pack – November 2010 109

New Zealand economy – recovery underway, though slower than expected Economics • Limiting the New Zealand recovery so far has been the reluctance of consumers to spend. However, we expect that as employment and wage growth pick up along with national Labour market outlook 8 5 Westpac f ann % change % up, income thanks to high commodity prices, spending growth will pick up • That said, with house values likely to remain subdued for sometime, we are not expecting a return to the strong growth of the mid-2000s Instead we expect consumer spending to 4 5 6 7 1 2 3 4 forecasts 2000s. Instead, grow broadly in line with incomes • The New Zealand unemployment rate is currently tracking around 6.8%, having fallen from a peak of 7.1% in late 2009. The unemployment rate is expected to fall gradually over the next few years as the economy improves 0 1 2 3 -3 -2 -1 0 Employment (LHS) Unemployment Rate (s.a.) (RHS) Residential construction ( ann avg % chg) • Business surveys are currently reflecting the mediocre growth performance to date, with confidence now well off its highs. The main activity indicators have fared a little better, with employment and investment intentions remaining slightly above their long-run averages – but we would expect to see Source: Statistics NZ, Westpac Economics 2000 2003 2006 2009 2012 them well above these levels at this stage of the recovery. • On the investment front, were it not for the Canterbury earthquake, investment would likely have contracted in the six months to March 2011 10 20 30 40 10 20 30 Investment (LHS) Consents - adv 1 qtr (RHS) Westpac forecasts Canterbury Earthquakes • The Canterbury earthquakes wrought extensive damage to infrastructure and property, with the latest estimates putting the cost at around NZ$4bn or 2.1% of national GDP • Rebuilding and replacement of household items will add to -40 -30 -20 -10 0 -20 -10 0 Source: Statistics NZ, Westpac Economics. GDP growth over the next year or so -50 -30 Mar-92 Mar-95 Mar-98 Mar-01 Mar-04 Mar-07 Mar-10 The Westpac Group Investor Discussion Pack – November 2010 110 Investor Relations team Contact us Equity investor relations: Andrew Bowden Leigh Short For further information on Westpac including: Annual reports Head of Investor Relations Senior Manager +612 8253 4008 +612 8253 1667 andrewbowden@westpac.com.au lshort@westpac.com.au Debt investor relations: Presentations and webcasts 5 year financial summary Prior financial results Jacqueline Boddy Tanya Ward Senior Manager Manager +612 8253 3133 +612 8253 1921 jboddy@westpac.com.au tanyaward@westpac.com.au www.westpac.com.au/investorcentre click on ‘Analyst Centre’ Please visit our dedicated investor website Retail shareholder investor relations: Hugh Devine Alex Uy Senior Manager Shareholder Services Manager +612 8253 1047 + 612 8254 1955 hdevine@westpac.com.au auy@westpac.com.au or email: investorrelations@westpac.com.au Pages per IDP 82 91 90 111 122 123 120 115 1H07 2H07 1H08 2H08 1H09 2H09 1H10 2H10 The Westpac Group Investor Discussion Pack – November 2010 111

Cash earnings adjustments

	Cash earnings adjustment	FY09	FY10	Description
	Reported NPAT	**3,446**	**6,346**	Reported net profit after tax attributable to equity holders of Westpac
	St.George cash earnings prior to merger	**163**	-	For FY09 only, relates to the cash earnings of St.George from 1 Oct 2008 to 17 Nov 2008, the date of the merger for accounting purposes
Non-merger related items	TPS revaluations	(5)	14	The TPS hybrid instrument is not fair valued however the economic hedge is fair valued – the mismatch in the timing of income recognition is added back
Non-merger related items	Treasury shares	32	(10)	Earnings on Westpac shares held by Westpac in the wealth business are not recognised under A-IFRS. These are added back as these shares support policyholder liabilities and equity derivative transactions, which are revalued in deriving income
Non-merger related items	Fair value gain / (loss) on economic hedges	(7)	53	The unrealised profit/loss on the economic hedges and revaluation of hedges on future NZ earnings are reversed because they may create a material timing difference on reported earnings in the current period which does not affect the profit available to shareholders
Non-merger related items	Ineffective hedges	4	(6)	The gain/loss on ineffective hedges is reversed because the gain/loss from the fair value movements reverses over time
Non-merger related items	NZ structured finance transaction	703	(106)	In FY09 the Group increased tax provisioning by $703m with respect to New Zealand structured finance transactions entered into between 1998 and 2002. The provision was increased following the High Court of New Zealand finding in favour of the New Zealand Commissioner of Inland Revenue (CIR) in proceedings where Westpac challenged amended tax assessments in relation to these transactions. Treated as a cash earnings adjustment due to size and non-recurring nature. In FY10, the Group reached a settlement with the CIR by agreeing to pay 80% of the full amount of primary tax and interest. The reversal of tax provisions of $106m in FY10 has also been treated as a cash earnings adjustment
Non-merger related items	One-off expenses	85	-	Expenses which are one-off in nature are treated as cash earnings adjustments due to the size and non-recurring nature. FY09 includes the provision for a long standing legal proceeding where judgement was received during FY09.
St.George merger related items	Merger transaction and integration expenses	234	167	Expenses relating to the merger with St.George that impact the P&L are treated as a cash earnings adjustment due to their non-recurring nature
St.George merger related items	Amortisation of intangible assets	128	146	The recognised balance of the majority of merger-related identifiable intangible assets including brands, the core deposits intangible and credit card and financial planner relationship intangible assets will be amortised over their useful life. The amortisation is a cash earnings adjustment because it is a non-cash flow item and does not affect returns to shareholders
St.George merger related items	Fair value amortisation of financial instruments[1]	(108)	(40)	The unwind of the merger accounting adjustments associated with the fair valuing of St. George retail bank loans, deposits, wholesale funding and associated hedges. Treated as a cash earnings adjustment due to the size and non-recurring nature
St.George merger related items	Tax Consolidation Adjustment	-	(685)	The resetting of the tax value of certain St. George assets to the appropriate market value as at the tax consolidation effective date. Treated as a cash earnings adjustment due to its size and it does not reflect ongoing operations
	Pro forma cash earnings	**4,675**	**5,879**	

1 In 2H10, the Group has revised the cash earnings adjustment to include the amortisation of all merger related retail banking fair value adjustments resulting in a $47m restatement of FY09 Cash earnings.

THE Westpac GROUP

The Westpac Group Investor Discussion Pack – November 2010 112

Definitions

Westpac's Business Units	
Westpac RBB or WRBB	Westpac Retail and Business Banking Provides sales, marketing and customer service for all consumer and small-to-medium enterprise customers within Australia under the 'Westpac' and 'RAMS' brands
St.George Bank or St.George or SGB	St.George Bank Provides sales, marketing and customer service for our consumer, business and corporate customers in Australia under the St.George brand. It also includes the management and operation of the Bank of South Australia (BankSA)
WIB	Westpac Institutional Bank Provides a broad range of financial services to commercial, corporate, institutional and government customers either based in or with interests in Australia and New Zealand
BTFG	BT Financial Group Australia The Group's wealth management business, including operations under the Asgard, Advance, Licensee Select, Magnitude, BankSA and Securitor brands. BTFG designs, manufactures and distributes financial products that are designed to help our customers achieve their financial goals by administering, managing and protecting their assets
NZ	New Zealand Banking Provides a full range of retail and commercial banking and wealth management products and services to consumer and business customers throughout New Zealand. New Zealand Banking operates under the Westpac New Zealand, Westpac Life New Zealand and BT New Zealand brands
PB	Pacific Banking Provides banking services for retail and business customers throughout near South Pacific Island Nations
GBU	Group Businesses
PBG	Premium Business Group (included in WIB) Represents business customers with facilities typically from $10m to $100m, which were transferred from Westpac RBB to WIB during 1H09

Financial performance	
Cash earnings	Net profit attributable to equity holders adjusted for the impact of the economic hedges related to TPS, significant items that are one-off in nature, earnings from Treasury shares, gains/losses on ineffective hedges, the impact of unrealised New Zealand earnings hedges gains/losses and the impact of integration costs and the amortisation of certain intangibles in relation to the merger with St.George
Core earnings	Operating profit before income tax and impairment charges
AIEA	Average interest earning assets
Net interest spread	The difference between the average yield on all interest bearing assets and the average rate paid on interest bearing liabilities
Net interest margin	The net interest spread plus the benefit of net non-interest bearing liabilities and equity
Full-time equivalent employees (FTE)	A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight
Net Promoter Score or NPS	Refers to an external measure of customer advocacy which looks at how willing our customers are to recommend Westpac to their family and friends
NCI	Non-controlling interests

THE Westpac GROUP

The Westpac Group Investor Discussion Pack – November 2010 113

Definitions Asset quality Stressed loans Stressed loans are Watchlist and Substandard 90 days past Asset quality Stressed loans Substandard, due well secured and impaired assets. Impaired assets Impaired assets can be classified as: 1) Non-accrual assets: Exposures with individually assessed impairment provisions held against them excluding restructured loans; 2) Individually assessed provisions or IAPs Provisions raised for losses that have already been incurred on loans that are known to be impaired and are individually significant. The estimated losses on these impaired loans will be based on expected future cash flows discounted to their present value and as this discount unwinds, interest will be recognised in the statement of financial performance them, Restructured assets: exposures where the original contractual terms have been formally modified to provide concessions of interest or principal for reasons related to the financial difficulties of the customer; 3) 90 days past due (and not well secured): exposures where contractual payments are 90 days or more in arrears and not well Collectively assessed provisions Loans not found to be individually impaired or significant will be collectively assessed in pools of similar assets with similar secured; 4) other assets acquired through security enforcement; and 5) any other assets where the full collection of interest and principal is in doubt or CAPs risk characteristics. The size of the provision is an estimate of the losses already incurred and will be estimated on the basis of historical loss experience of assets with credit characteristics similar to those in the collective pool. The historical loss experience will be adjusted based on current observable data 90 days past due - well secured A loan facility where payments of interest and/or principal are 90 or more calendar days past due and the value of the security is sufficient to cover the repayment of all principal and interest amounts due, and interest is being taken to profit on an accrual basis Risk Weighted Assets or RWA Assets (both on and off-balance sheet) of Westpac are assigned within a certain category, amounts included in these categories are multiplied by a risk weighting, and with the resulting weighted values added together to arrive at total risk Watchlist and substandard Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal weighted assets TCE Total committed exposure Capital ratios As defined by APRA (unless stated otherwise) The Westpac Group Investor Discussion Pack – November 2010 114 Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Presentation of financial information Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Refer to Westpac’s Full Year 2010 Results (incorporating the requirements of Appendix 4E) for the financial year ended 30 September 2010 available at www.westpac.com.au (“Profit Announcement”) for details of the basis of preparation of cash earnings. The material contained in this presentation includes pro forma financial information. This pro forma financial information is prepared on the assumption that Westpac’s merger with St.George Bank Limited was completed on 1 October 2008 (unless pro forma information is stated to relate to an earlier period, in which case such data is prepared on the assumption that the merger was completed on 1 October of such earlier period) with the exception of the impact of the allocation of purchase consideration, associated fair value adjustments and accounting policy alignments, which were only incorporated from and including 18 November 2008, being the accounting consolidation date. The pro forma financial information is unaudited. It is provided for illustrative information purposes to facilitate comparisons of the latest period with prior periods and is not meant to be indicative of the results of operations that would have been achieved had the merger actually taken place at the date indicated Refer to the Profit Announcement for further information. Disclosure regarding forward-looking statements This presentation contains statements that constitute “forward-looking statements” including within the meaning of Section 21E of the US Securities Exchange Act of 1934. The forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from the expectations described in this presentation. Factors that may impact on the forward-looking statements made include those described in the sections entitled 'Risk and risk management' in Westpac’s current Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation, and do not intend, to update any forward-looking statements contained in this presentation. The Westpac Group Investor Discussion Pack – November 2010 115